 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-248076
PROSPECTUS SUPPLEMENT
(to Prospectus Dated August 17, 2020)
Futu Holdings Limited
Class A Ordinary Shares

Lera Ultimate Limited is lending to the designated dealers 50,000,000 of our Class A ordinary shares, par value US$0.00001 per share, or approximately 5.72% of our total Class A ordinary shares issued and outstanding immediately upon listing (as defined below) (without taking into account the Class A ordinary shares to be issued pursuant to the share incentive plans), to facilitate the proposed listing of our Class A ordinary shares on the Main Board of The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, by way of introduction, or the Listing. Our Class A ordinary shares will be traded on the Hong Kong Stock Exchange under the stock code “3588.”
The Class A ordinary shares being lent hereby will be used by the designated dealers to create additional liquidity of our Class A ordinary shares on the Hong Kong Stock Exchange through sales at market prices during a one-month period from and including the listing date of our Class A ordinary shares on the Hong Kong Stock Exchange, which is expected to be on or about December 30, 2022, or the Listing Date. See “Description of Liquidity Arrangements.” The Class A ordinary shares are being registered hereby in connection with the sale of such shares to the extent that they are sold to U.S. persons, as defined under Regulation S, or for the account or benefit of U.S. persons.
Neither we nor Lera Ultimate Limited will receive any proceeds from the lending of the Class A ordinary shares being registered hereby, which will be sold at prevailing market prices at the time of sale in liquidity trades on the Hong Kong Stock Exchange during the liquidity period with delivery expected to occur from time to time in accordance with the rules of the Hong Kong Stock Exchange.
The ADSs, representing our Class A ordinary shares, are listed on the Nasdaq Global Market, or Nasdaq, under the symbol “FUTU.” Each ADS represents eight Class A ordinary shares. On December 21, 2022, the last reported sale price of the ADSs on Nasdaq was US$62.03 per ADS.
Investing in the ADSs and our Class A ordinary shares involves risks. See “Risk Factors” beginning on page S-26 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.
Futu Holdings Limited, or Futu Holdings, is not an operating company but a Cayman Islands holding company conducting a significant portion of operations through its wholly-owned subsidiaries, including in Hong Kong, Singapore, the United States and Australia. Because Futu Holdings is an exempted company incorporated in the Cayman Islands, it is classified as a foreign enterprise, and its wholly-owned PRC subsidiaries are foreign-invested enterprises under PRC laws and regulation, and none of them is generally allowed to own more than 50% of the equity interests in PRC companies that are value-added telecommunication service providers.
In order to provide certain value-added telecommunication services in China while ensuring compliance with PRC laws and regulations, Shensi Network Technology (Beijing) Co., Ltd., one of the wholly-owned subsidiaries of Futu Holdings incorporated in the PRC, or the WFOE, has entered into a series of contractual arrangements with the Shenzhen Futu Network Technology Co., Ltd. and Hainan Futu Information Services Co., Ltd., each, a company incorporated in the PRC, or collectively, the VIEs, and their shareholders. The contractual agreements are designed to provide Futu Holdings economic exposure to each VIE’s value-added telecommunication services in China where PRC law prohibits, restricts or impose conditions on direct equity investment in the VIEs. As used in this prospectus supplement, “Futu,” “we,” “us,” “our company,” or “our” refer to Futu Holdings and its subsidiaries and, in the context of describing our operations and consolidated financial information, also include the VIEs and their subsidiaries, unless the context otherwise requires.
As a result of the contractual agreements with the VIEs, Futu Holdings becomes the primary beneficiary of the VIEs for accounting purposes and treat it as a PRC consolidated entity under U.S. GAAP. Neither we nor our investors own any equity ownership in, direct foreign investment in, or control of the VIEs as a result of the WFOE’s contractual agreements with the VIEs and their shareholders. As a result, holders of the ADSs are not purchasing equity interest in the VIEs or their subsidiaries but instead are purchasing equity interest in Futu Holdings, a Cayman Islands holding company whose consolidated financial results include those of the VIEs and their subsidiaries under U.S. GAAP.
Our corporate structure involves unique risks to holders of the ADSs. Historically, the operations of the VIEs and their subsidiaries constituted an immaterial portion of our consolidated total revenues and total assets. In 2019, 2020 and 2021, we generated 0.2%, 0.3% and 0.3% of our total revenues through the VIEs in China, respectively, whose assets accounted for 0.1%, 0.1% and 0.1% of our total assets during the same years, respectively. However, we rely on contractual arrangements with the VIEs and their shareholders for a limited part of our business operations in China, and these contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs. We rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise control over the VIEs. The shareholders of the VIEs may not act in the best interests of us or may not perform their obligations under these contracts. Uncertainties regarding the interpretation and implementation of the contractual arrangements with the VIEs could limit our ability to enforce such agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIEs structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIEs under the VIE agreements may be seriously hindered and we could be subject to material penalties or be forced to relinquish our interests in those operations. Our contractual arrangements with the VIEs and their shareholders have not been tested in a court of law in the PRC and foreign investors may never be allowed to hold equity interests in the VIEs and their subsidiaries under PRC laws and regulations. Chinese regulatory authorities could in the future disallow these agreements, which would likely affect our operations in China. Please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Operation in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or the 2021 Form 20-F and “Risk Factors — Risks Related to Our Corporate Structure” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC at 6:58 A.M. (Eastern Time) on December 22, 2022, or the Supplemental 6-K, both of which documents are incorporated herein by reference.

We and the VIEs face various legal and operational risks and uncertainties related to our operations in China, including complex and evolving PRC laws and regulations. For example, we and/or the VIEs face risks associated with regulatory approvals on offshore offerings, the use of variable interest entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board, or PCAOB, on our independent registered public accounting firm, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. or other foreign exchange. These risks could result in a material adverse change in our operations and the value of the ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value. The Chinese government may intervene or influence our operations at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the ADSs. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, please refer to “Item 3. Key Information — D. Risk Factors — Risks Related to Our Operations in China” in our 2021 Form 20-F and “Risk Factors — Risks Related to Our Presence in China” in Exhibit 99.1 to the Supplemental 6-K.
On December 18, 2020, the Holding Foreign Companies Accountable Act, or HFCAA, was enacted. Under the HFCAA, the SEC will prohibit our securities from being listed on U.S. securities exchanges or traded “over-the-counter” if we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021 or any year thereafter. Our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections and investigations before 2022. The related risks and uncertainties could cause the value of the ADSs representing our Class A ordinary shares to significantly decline or be worthless. On April 21, 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China for three consecutive years, or for two consecutive years if proposed changes to the law are enacted. As a result, the Nasdaq may decide to delist our securities. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China, the Chinese authorities governing inspections and investigations of audit firms based in China, which marks taking the first step toward providing opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, we may be identified as a Commission-Identified Issuer accordingly. In addition, on December 20, 2022, a proposed legislation entitled “Consolidated Appropriations Act, 2023” was released and it also contains the provision which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HCFAA from three years to two. This proposed legislation was first approved in the U.S. Senate on December 22, 2022, and is expected to be considered for approval then in the U.S. House of Representatives on or before December 23, 2022. If this proposed legislation is approved by the U.S. Congress and signed into law by President Biden in its current form, then our shares and the ADSs could be prohibited from trading in the United States in a shorter period in the event that we become identified as a Commission-Identified Issuer. If our shares and the ADSs are prohibited from trading in the United States in the future, such a prohibition would substantially impair the ability of our investors to sell or purchase the ADSs when they wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our Class A ordinary shares or the ADSs. For more details, see “Risk Factors — Risks Related to Our Presence in China — The audit report included in SEC filings had historically been prepared by an auditor who was not inspected by the Public Company Accounting Oversight Board and, as such, our investors have been deprived of the benefits of such inspection” and “Risk Factors — Risks Related to Our Presence in China — The ADSs could be delisted from the Nasdaq Global Market and prohibited from trading “over the counter” if the Public Company Accounting Oversight Board is unable to inspect auditors located in China. The delisting of the ADSs from the Nasdaq Global Market and inability to trade, or the threat thereof, may materially and adversely affect the value of your investment” in Exhibit 99.1 to the Supplemental 6-K.
Futu Holdings is incorporated in the Cayman Islands and its businesses in China are conducted mainly through its PRC subsidiaries and partly through the VIEs and their subsidiaries. We face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our subsidiaries and/or the VIEs and their subsidiaries, to Futu Holdings and holders of the ADSs as well as the ability to settle amounts owed under the contractual arrangements with the VIEs. Current PRC regulations permit our PRC subsidiaries, including the WFOE, to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, the VIEs and their PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries and the VIEs and their subsidiaries may also allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if the WFOE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect the WFOE’s ability to pay dividends and other distributions to us. Any limitation on the ability of our PRC subsidiaries, including the WFOE, to distribute dividends to us or on the ability of the VIEs to make payments to the WFOE may restrict our ability to satisfy our liquidity requirements. For more details, please refer to “Item 4. Information on the Company — B. Business Overview-Regulation — Overview of the Laws and Regulations Relating to Our Business and Operations in China — Regulations on Dividend Distribution” in our 2021 Form 20-F and “Prospectus Supplement Summary — Transfer of Cash Through Our Organization” in this prospectus supplement.
Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 22, 2022.

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the registration of certain Class A ordinary shares under the liquidity arrangements as described under “Description of Liquidity Arrangements” and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated August 17, 2020, included in the registration statement on Form F-3 (No. 333-248076), which provides more general information.
You should read this prospectus supplement along with the accompanying prospectus. Both parts of the document contain information you should consider when making your investment decision. You should rely only on the information included or documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Lera Ultimate Limited has authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. The Class A ordinary shares registered hereby will be offered only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the lending shareholders’ behalf, to subscribe for and purchase, any of the ADSs or Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:
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“ADS(s)” are to American depositary shares, each of which represents eight Class A ordinary shares;

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“AFRC” are to Accounting and Financial Reporting Council;

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“average DAUs” are to the average number of DAUs on each trading day during a specific period;

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“Beijing Futu” are to Beijing Futu Network Technology Co., Ltd., a company established under the laws of PRC with limited liability on April 4, 2014, and a VIE of our company;

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“Beijing Shensi Consulting” are to Beijing Shensi Consulting Services Co., Ltd., a company established under the laws of PRC with limited liability on December 8, 2021, and a VIE of our company;

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“China,” “Mainland China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement only, Hong Kong, Macau and Taiwan;

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“Class A ordinary shares” are to our Class A ordinary shares, par value US$0.00001 per share;

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“Class B ordinary shares” are to our Class B ordinary shares, par value US$0.00001 per share;

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“client asset balance” are to the asset balance in the trading accounts of our paying clients;

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“clients” are to the number of users who open one or more trading accounts with us;

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“DAUs” are to the number of user accounts and visitors who access our platforms Futubull and/or moomoo, at least once on a given trading day. Some visitors may access our platforms using more than one device on a given trading day, and we calculate the number of visitors who access our platforms based on the number of devices used by the visitors to access our platforms;

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“Futu,” “we,” “us,” “our company,” “our” or “Group” are to Futu Holdings and its subsidiaries and, in the context of describing our operations and consolidated financial information, also include the VIEs and their subsidiaries, unless the context otherwise requires;

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“Futu Australia” are to Futu Securities (Australia) Ltd., our wholly-owned subsidiary incorporated in Australia;

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“Futu Holdings” are to Futu Holdings Limited, our Cayman Islands holding company;

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“Futu Hong Kong” are to Futu Securities (Hong Kong) Limited, our wholly-owned subsidiary incorporated in Hong Kong;

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“Futu International Hong Kong” are to Futu Securities International (Hong Kong) Limited, our wholly-owned subsidiary incorporated in Hong Kong;

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“Hainan Futu” are to Hainan Futu Information Services Co., Ltd., a company incorporated in the PRC that has entered into a series of contractual arrangements with the WFOE;

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“HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;

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“MAUs” are to the number of user accounts and visitors who access Futubull and/or moomoo at least once during the calendar month in question. Some visitors may access our platforms access our platforms using more than one device in a given month, and we calculate the number of visitors who access our platforms based on the number of devices used by the visitors to access our platforms;

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“paying clients” are to the number of clients with assets in their trading accounts with us;

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“RMB” and “Renminbi” are to the legal currency of China;

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“SFC” are to the Securities and Futures Commission of Hong Kong;

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“shares” and “ordinary shares” are to our Class A ordinary shares and Class B ordinary shares;

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“Shenzhen Futu” are to Shenzhen Futu Network Technology Co., Ltd., a company incorporated in the PRC that has entered into a series of contractual arrangements with the WFOE;

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“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

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“users” are to the number of user accounts registered with our applications or websites;

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“VIE(s)” are to Shenzhen Futu and Hainan Futu; and

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“WFOE” or “Shensi Beijing” are to Shensi Network Technology (Beijing) Co., Ltd., our wholly-owned subsidiary incorporated in the PRC.

Capitalized terms used in this prospectus supplement but not defined herein are defined in the accompanying prospectus, in our 2021 Form 20-F that is incorporated herein by reference or in the Supplemental 6-K that is incorporated herein by reference.
Our reporting currency is Hong Kong dollars. This prospectus supplement contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, the conversions between U.S. dollars and Hong Kong dollars were made at the rate of HK$7.7756 to US$1.00, the exchange rate on December 15, 2022 set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve Board. All translations of financial data as of and for the six months ended June 30, 2022 between U.S. dollars and Hong Kong dollars were made at the rate of HK$7.8472 to US$1.00, the exchange rate on June 30, 2022 in the H.10 statistical release of The Board of Governors of the Federal Reserve Board. All translations of financial data as of and for the nine months ended September 30, 2022 between U.S. dollars and Hong Kong dollars were made at the rate of HK$7.8498 to US$1.00, the exchange rate on September 30, 2022 in the H.10 statistical release of The Board of Governors of the Federal Reserve Board. Any discrepancies in any table between totals and sums of amounts listed therein are due to rounding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain statements that constitute forward-looking statements. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “believe(s),” “aim(s),” “estimate(s),” “plan(s),” “project(s),” “anticipate(s),” “expect(s),” “intend(s),” “may,” “seek(s),” “can,” “could,” “ought to,” “potential,” “will” or “should” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
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our operations and business prospects;

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our ability to maintain relationship with, and the actions and developments affecting, our customers and suppliers;

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future developments, trends and conditions in the industries and markets in which we operate;

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general economic, political and business conditions in the markets in which we operate;

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changes to the regulatory environment in the industries and markets in which we operate;

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the ability of third parties to perform in accordance with contractual terms and specifications;

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our ability to retain senior management and key personnel, and recruit qualified staff;

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our business strategies and plans to achieve these strategies, including our expansion plans;

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the actions and developments of our competitors;

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our ability to reduce costs and offer competitive prices;

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our ability to defend our intellectual rights and protect confidentiality;

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change or volatility in interest rates, foreign exchange rates, equity prices, trading volumes, commodity prices and overall market trends;

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capital market developments; and

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our dividend policy.

We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference herein and therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully. Our 2021 Form 20-F which contains our audited consolidated financial statements as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020, and 2021, and the Supplemental 6-K are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from a market research report, commissioned by us and prepared by CIC, an independent market research and consulting company.
Overview
We are a leading one-stop financial technology platform transforming the investing experience with our fully digitalized securities brokerage and wealth management product distribution services in Hong Kong. We launched our business on the premise that no one should be precluded from investing on the basis of prohibitive transaction costs or market inexperience. Technology permeates every part of our business, allowing us to offer a redefined user experience built upon a secure, stable, agile and scalable online platform. Today, we have become a market leader in Hong Kong in the retail securities brokerage industry and a go-to brand for retail securities trading. According to CIC, we are the largest securities broker in terms of retail securities trading volume on the Hong Kong Stock Exchange, with a market share of 10.7% as of December 31, 2021.
A securities brokerage service provider at inception, we are now an all-rounded online financial services platform, seamlessly integrating services and products including trading, wealth management product distribution, market data and information, user community, investor education, and corporate services with a focus on the online securities brokerage market. As an intuitive and easy-to-navigate platform, we are serving approximately 19.2 million users as of the date of this prospectus supplement. We primarily attract the emerging affluent and tech-savvy generation of investors, evidenced by the average paying client age of 37 and average paying client assets of over HK$310,000 on our platform as of June 30, 2022. We provide a comprehensive range of investment products, including equities and derivatives across major global exchanges, margin financing and securities lending, as well as fund and bond investments. Our vibrant user community further engages our users and provides them with direct access to listed companies, fund houses, exchanges, media and research institutions that have accounts in our user community through communication with their representatives.
We have developed a proprietary and highly automated technology infrastructure encompassing every aspect of our business operations, from account opening, fund transfer, trading and investment, to risk management. Our technology infrastructure provides us with crucial advantages:
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Integrated cross-market platform.   We have developed an easy-to-use and highly integrated cross-market system which allows our clients to view and execute trades in different markets as a unified market from one single platform, with streamlined functionality extending from core trading, real-time risk management to multicurrency, multi-market settlement.

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Security and stability.   Our platform features an automated multi-level protection mechanism and strict security measures such as data encryption and two-factor authentication, to protect our clients’ personal information and trading data.

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Agility and scalability.   Our platform is built on a cloud-based distributed infrastructure and highly modularized architecture, each component of which can be separately upgraded and replaced, significantly reducing the launch cycle, accelerating response time, and enhancing scalability.

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Big data and AI capabilities.   We have established an intelligent risk control platform built on our proprietary algorithms, which is capable of analyzing different types, sources and stages of risks and providing margin ratio adjustment recommendations and early risk warnings. We have also developed AI-based customer service function leveraging our big data analytic and natural language processing capabilities.

Our Platform and Services
We operate a leading technology-driven online securities brokerage and wealth management product distribution platform, which enables us to digitally provide a wide range of products and services to our users and clients from a single profile. We ensure an omni-terminal access to our platform from mobile phones, tablets and computers, either through our purpose-built applications or internet browsers.
Futubull is our primary platform, which is mainly available to users based in Hong Kong and Mainland China. We also launched moomoo in the U.S., Singapore and Australia as part of our international expansion. Our users and clients can access to all of our products and services seamlessly from a single profile on our platform, including: (i) trade execution for securities across major exchanges in Hong Kong, Singapore, the U.S. and Australia; (ii) margin financing and securities lending; (iii) wealth management product distribution including fund and bond investments; (iv) market data and information; and (v) user community. We also offer corporate services to enterprises, including: (i) IPO distribution; (ii) investor relations and marketing; (iii) ESOP solution services and (iv) trust services. The following diagram illustrates the comprehensive services we provide to our users and clients:

Analysts
Users
Companies
Trading
Margin Financing & Securities Lending Services
Investor Education
Retail Services
Wealth Management Product Distribution
Market Data & Information
Social Community
MONEY PLUS
FUTUBULL
moomoo
FUTU I&E
ESOP
Corporate Services
IPO
IPO Distribution
Investor Relations
Fund Houses
Investors
Media

Key Operating Data
The table below sets forth the growth of our platform in terms of users, clients and client assets during the relevant periods indicated(1):
	As of/For the month ended December 31			As of/For the month ended June 30, 2022
	2019	2020	2021
Users	7,513,887	11,916,648	17,374,296	18,649,821
MAUs	615,199	1,831,807	2,219,274	2,060,040
Average DAUs	208,340	679,565	985,630	983,167
Clients	717,842	1,419,734	2,751,239	3,021,790
Paying clients	198,382	516,721	1,244,222	1,387,146
Total client asset balance (HK$ billion)	87.1	285.2	407.8	433.6
Average paying client asset balance (HK$)	439,182	551,923	327,758	312,579

Notes:
(1)
For each relevant year/period prior to January 1, 2021, figures are only inclusive of those under Futubull or Futu International Hong Kong, as applicable. For each subsequent period since January 1, 2021, figures are also inclusive of those under moomoo or Moomoo Financial Inc., Moomoo Financial Singapore and Futu Australia, as applicable.

Together with the growth of our trading platform, the client asset balance on our platform also increased for the markets that we serve. Set forth below is a breakdown by stock exchange of the total client asset balance on our platform during the relevant periods indicated:
	For the year ended December 31			For the six months ended June 30, 2022
	2019	2020	2021
	(HK$ in millions)
Hong Kong Stock Exchange(1)	41,887	134,381	204,591	228,521
Major stock exchanges in the U.S	23,790	93,829	124,630	113,557
Singapore Exchange	—	—	1,360	1,977
Australian Securities Exchange	—	—	—	23
Others(2)	21,449	56,980	77,223	89,515

Notes:
(1)
Includes qualified northbound securities under Stock Connect listed on the Shanghai Stock Exchange or the Shenzhen Stock Exchange.

(2)
Includes cash, balance of wealth management products and net balance of futures products.

Our Competitive Strengths
We believe the following competitive strengths contribute to our success:
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Market leading brand.   We are a market leader in Hong Kong and a go-to brand for retail securities trading, and have achieved consistently high growth.

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Premier investing experience.   We make investing easier by crafting a premier user experience through technology capabilities, redefining industry best practices.

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High-quality customer base.   Our platform has attracted a vast base of high-quality customers who are young, active, loyal and with potential to generate wealth.

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Flywheel effects of corporate and retail services.   The high quality of our services offered to enterprises and individuals resulted in flywheel effects and enabled us to achieve efficient and effective customer acquisition.

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Vibrant user community.   We make investing not alone through NiuNiu/Moo Community, a vibrant online community with social media tools for our users to interact, share, learn and grow.

Our Growth Strategies
Our vision is to become an influential global financial services platform, which we will continue to pursue through the following key strategies:
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Grow our user and client base.   We strive to continuously grow our user and client base by word-of-mouth referral and precision marketing.

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Enhance our ecosystem.   We will further enhance our synergistic ecosystem, through constantly broadening our product portfolio, adding new features and enriching the content in our NiuNiu/Moo Community as well as investing in our enterprise business.

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Invest in our platform.   We will continue to invest in technology and talents, to maintain our competitive advantages and to facilitate the execution of our strategies.

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Expand in various markets.   We aim to expand our presence and improve our product offering capabilities in various markets, to capture global opportunities and nurture a global client base.

Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. See “Risk Factors” on page S-26 of this prospectus supplement for a discussion of risks related to our ordinary shares, ADSs and the Listing. You should also carefully consider the matters discussed under “Item 3. Key Information — D. Risk factors” in our 2021 Form 20-F, “Risk Factors” in Exhibit 99.1 to the Supplemental 6-K, as well as other documents incorporated by reference in the accompanying prospectus.
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We are subject to extensive and evolving regulatory requirements in the markets we operate in, non-compliance with which may result in penalties, limitations and prohibitions on our future business activities or suspension or revocation of our licenses and trading rights, and consequently may materially and adversely affect our business, financial condition, operations and prospects. In addition, we are involved in ongoing inquiries and investigation by relevant regulators;

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Our online client onboarding procedures historically did not strictly follow the specified steps set out by the relevant authorities in Hong Kong, which may subject us to regulatory actions in addition to remediation, which may include, reprimands, fines, limitations or prohibitions on our future business activities and/or suspension or revocation of Futu International Hong Kong’s licenses and trading rights, and consequently may adversely affect our business, financial condition, operations, brand reputation and prospects;

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We do not hold any license or permit for providing securities brokerage business in Mainland China. Although we do not believe we engage in securities brokerage business in Mainland China, there remain uncertainties as to the interpretation and implementation of relevant PRC laws and regulations or if any new PRC laws and regulations will be enacted to impose licensing requirements on us with respect to our activities in Mainland China and/or our provision of services to our PRC-based clients. If some of our activities in Mainland China were deemed by relevant regulators as provision of securities business such as securities brokerage services, investment consulting services, futures business and/or any other regulated services and business activities in Mainland China, our business, financial condition, results of operations and prospects may be materially and adversely affected;

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Our operations and services involve collection, processing, and storage of significant amounts of data concerning our clients, business partners and employees and may be subject to complex and evolving laws and regulations regarding privacy and data protection and cybersecurity. If we fail to comply with the relevant laws and regulations, our business, results of operations and financial condition may be adversely affected;

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We depend on contractual arrangements with the VIEs and their shareholders to operate a part of our business in China and to hold the necessary licenses for our operations, which may not be as effective as direct ownership in providing operational control and otherwise may have a material adverse effect as to our business; and

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The ADSs could be delisted from Nasdaq and prohibited from trading “over the counter” if the Public Company Accounting Oversight Board is unable to inspect auditors located in China. The delisting of the ADSs from Nasdaq and inability to trade, or the threat thereof, may materially and adversely affect the value of your investment.

Corporate History and Structure
We commenced our operations in December 2007 through Shenzhen Futu to provide internet technology and software development services. Since then, Mr. Leaf Hua Li (our founder, chairman of the Board, executive Director and chief executive officer) has devoted his strong technology background and vision in financial technology industry and placed great emphasis on R&D and innovations in developing the Group’s business. Futu International Hong Kong was incorporated in April 2012, obtained a Type 1 License for dealing in securities from the SFC, and successfully launched our proprietary Hong Kong securities trading system and commenced the operation of our online securities brokerage business in Hong Kong in October 2012. We have been led by our founder, Mr. Li, who has over 20 years of experience and expertise in the technology and internet sectors in China.
In April 2014, our company was incorporated under the laws of the Cayman Islands as our holding company. Our company conducts its businesses through our subsidiaries as well as the VIEs and their subsidiaries controlled by us through the VIE contractual arrangements. A securities brokerage service provider at inception, we are now an all-round online financial services platform, integrating trading, wealth management product distribution, market data and information, user community, investor education, and corporate services. As of the date of this prospectus supplement, we held 51 licenses, registrations and memberships across Hong Kong, Singapore, the U.S., Australia and Europe, serving approximately 19.2 million users. In March 2019, we listed the ADSs on Nasdaq under the symbol “FHL” and currently traded under the symbol of “FUTU”.
Dual Class Voting Structure and Our Controlling Shareholders
Under our dual class voting structure, our share capital comprises Class A ordinary shares (which entitles the holders to exercise one vote per share) and Class B ordinary shares (which entitles the holders to exercise 20 votes per share). On November 21, 2022, pursuant to our existing Articles of Association, Mr. Li, being the beneficial owner of the Class B ordinary shares, has delivered an irrevocable written consent to our company, among other things, to consent to the modification of voting rights attached to each Class B ordinary share from 20 votes to ten votes, effective upon the proposed Listing in Hong Kong. Accordingly, each Class B ordinary share shall entitle its holder to exercise ten votes, on all matters that require a Shareholder’s vote, subject to Rule 8A.24 of the Hong Kong Listing Rules that requires a limited number of reserved matters, or the Reserved Matters, to be voted on a one vote per share basis (save for the specified exception for the compliance of Rule 8A.24 of the Hong Kong Listing Rules). Our company will put forth resolutions to amend the Articles of Association at the next general meeting following the Listing, which we have undertaken to convene on or before June 30, 2023.
Assuming (i) no further Shares are issued under our share incentive plans between the date of this prospectus supplement and the date of the proposed Listing in Hong Kong; and (ii) all Class B ordinary shares beneficially owned by Tencent Group through Qiantang River Investment Limited are converted to Class A ordinary shares upon the completion of the Introduction, Mr. Li will beneficially own and will control, through entities affiliated with him (i.e. Lera Ultimate Limited and Lera Infinity Limited), an aggregate of 239,750,000 Class B ordinary shares, representing (a) approximately 21.52% of our issued and outstanding Shares; (b) approximately 73.28% of the effective voting rights in our company with respect to shareholder resolutions relating to matters other than the Reserved Matters; and (c) approximately 21.52% with respect to shareholder resolutions relating to the Reserved Matters upon completion of the proposed Listing in Hong Kong.
Mr. Li holds his interests in our company through Lera Ultimate Limited and Lera Infinity Limited, which are ultimately owned by Lera Direction Plus Trust and Lera Target Trust, respectively. Each of Lera Direction Plus Trust and Lera Target Trust is a trust established by Mr. Li (as the settlor) for the benefit of his family and himself. Therefore, Mr. Li, Lera Ultimate Limited and Lera Infinity Limited together will constitute the Controlling Shareholders of our company after the Listing.

Our Corporate Structure
The following diagram illustrates our corporate structure, including our significant subsidiaries and the VIEs as of the date of this prospectus supplement:

Futu Holdings Limited (Cayman Islands)
Futu Financial Limited (Hong Kong)
Futu Lending Limited (Hong Kong)
Futu Network Technology Limited (Hong Kong)
Futu Securities (Hong Kong) Limited ("Futu Hong Kong") (Hong Kong)
Futu Securities International (Hong Kong) Limited ("Futu International Hong Kong") (Hong Kong)
Futu US Inc. (the U.S.)
Futu Trustee Limited(2) (Hong Kong)
Moomoo Financial Singapore Pte. Ltd. (Singapore)
Shensi Network Technology (Beijing) Co., Ltd. ("Shensi Beijing" or "WFOE")
Futu Network Technology (Shenzhen) Co., Ltd. ("Futu Network")
Futu Securities (Australia) Ltd. ("Futu Australia")
Futu Inc. (the U.S.)
Futu Clearing Inc. (the U.S.)
Moomoo Inc. (the U.S.)
Shenzhen Futu Network Technology Co., Ltd.(1) ("Shenzhen Futu" or a "VIE")
Hainan Futu Information Services Co., Ltd.(1) ("Hainan Futu" or a "VIE")
Beijing Futu Network Technology Co., Ltd. ("Beijing Futu")
Hainan Caixuetang Education Network Technology Co., Ltd. ("Hainan Caixuetang")
Beijing Shensi Consulting Services Co., Ltd. ("Beijing Shensi Consulting")
Equity interest (100% ownership unless otherwise indicated)
Contractual arrangements

Notes:
(1)
Mr. Leaf Hua Li and Ms. Lei Li hold 85% and 15% equity interests in Shenzhen Futu, respectively. Mr. Li is the founder, chairman and chief executive officer of our company and Ms. Li is Mr. Li’s spouse.

(2)
Each of Futu Holdings Limited, Futu Financial Limited, Futu Lending Limited, Futu Network Technology Limited and Futu Securities (Hong Kong) Limited owns 20% of the share capital in Futu Trustee Limited.

Recent Developments
Highlights for the Third Quarter of 2022
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Total revenues increased 12.4% year-over-year to HK$1,945.6 million (US$247.9 million).

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Total gross profit increased 18.0% year-over-year to HK$1,727.5 million (US$220.1 million).

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Net income increased 22.7% year-over-year to HK$754.6 million (US$96.1 million).

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Total number of paying clients increased 23.8% year-over-year to 1,444,955 as of September 30, 2022.

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Total number of users increased 15.6% year-over-year to 19.2 million as of September 30, 2022.

Financial Results as of and for the Nine Months Ended September 30, 2022
The following sets forth a summary of our selected unaudited condensed consolidated financial data as of and for the nine months ended September 30, 2022. Our selected unaudited condensed consolidated statements of operations data as of and for the nine months ended September 30, 2022 may not be indicative of our financial results for future interim periods or for the full year ended December 31, 2022. This information should be read together with our unaudited interim condensed consolidated financial statements in Exhibit 99.2 titled “Unaudited interim condensed consolidated financial statements of Futu Holdings Limited as of and for the nine months ended September 30, 2022” to our current report on Form 6-K furnished to the SEC on December 22, 2022. The financial results as of and for the nine months ended September 30, 2022 include translations of financial data in Hong Kong dollars into U.S. dollars for the convenience of the reader. These translations were made at a rate of HK$7.8498 to US$1.00, the respective exchange rate on September 30, 2022 in the H.10 statistical release of The Board of Governors of the Federal Reserve Board.
Selected Unaudited Condensed Consolidated Statements of Operations Data for the Nine Months Ended September 30, 2022
The table below summarizes our results of operations for the periods indicated:
	For the Nine months ended September 30,
	2021	2022
	HK$	HK$ (in thousands)	US$
Total revenues	5,512,511	5,333,308	679,420
Total costs	(989,211)	(653,962)	(83,309)
Total gross profit	4,523,300	4,679,346	596,111
Total operating expenses	(1,900,940)	(2,231,107)	(284,225)
Income before income tax expenses and share of loss from equity method investment	2,612,669	2,229,064	283,965
Net income	2,311,401	1,968,168	250,729
Nine Months Ended September 30, 2022 Compared to Nine Months Ended September 30, 2021
Revenues
Our revenues decreased by 3.3% from HK$5,512.5 million in the nine months ended September 30, 2021 to HK$5,333.3 million (US$679.4 million) in the nine months ended September 30, 2022.
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Brokerage commission and handling charge income.   Our brokerage commission and handling charge income decreased by 3.2% from HK$3,056.1 million in the nine months ended September 30, 2021 to HK$2,959.1 million (US$377.0 million) in the nine months ended September 30, 2022. The decrease was primarily due to a decline in trading volume compared to the same period in 2021 when market peaked, which was partially offset by an increase in the blended commission rate as applied based on trading volume from 6.2 basis points to 7.9 basis points.

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Interest income.   Interest income increased by 9.3% from HK$1,900.6 million in the nine months ended September 30, 2021 to HK$2,076.5 million (US$264.6 million) in the nine months ended September 30, 2022. The increase was mainly driven by higher interest income from bank deposits amid rate hikes despite lower margin financing income and IPO financing interest income.

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Other income.   Our other income decreased by 46.4% from HK$555.8 million in the nine months ended September 30, 2021 to HK$297.8 million (US$37.9 million) in the nine months ended September 30, 2022. The decrease was primarily due to lower IPO financing service charge income and underwriting fee income.

Costs
Our total costs decreased by 33.9% from HK$989.2 million in the nine months ended September 30, 2021 to HK$654.0 million (US$83.3 million) in the nine months ended September 30, 2022.
Operating expenses
Our total operating expenses increased by 17.4% from HK$1,900.9 million in the nine months ended September 30, 2021 to HK$2,231.1 million (US$284.2 million) in the nine months ended September 30, 2022. The increase was mainly driven by an increase in employee compensation and benefits from HK$785.2 million to HK$ 1,497.8 million, which was primarily due to (i) an increase in headcount for across various functions, and (ii) an increase in the number of RSUs granted to our employees under the 2019 Share Incentive Plan in 2022.
Net income and net income margin
We recorded net income of HK$1,968.2 million (US$250.7 million) and net income margin at 36.9% in the nine months ended September 30, 2022, compared to net income of HK$2,311.4 million and net income margin at 41.9% in the nine months ended September 30, 2021.
Impact of the COVID-19 Pandemic on Our Operations
The ongoing COVID-19 pandemic has disrupted the business operations of many companies globally. We have taken a series of measures in response to the outbreak to protect our employees. Our operations, including our services to our clients and internal control over financial reporting, have not been materially and adversely affected by these measures as we timely implemented our business continuity plan.
In July 2018, we were the first securities broker in Hong Kong to offer completely online-based account opening services, according to CIC, while many traditional financial institutions still utilize offline account opening and customer service models and had to suspend the operations at their physical branches as a result of the pandemic from time to time, which underscores the merits of a pure online one-stop financial technology platform where clients can enjoy an end-to-end mobile experience for everything from account opening to trade execution, margin lending, mutual fund investments, market news and social interaction.
We witnessed huge market volatility in the global capital markets in the past three years. Such volatility has led to new account sign-ups, increasing trading velocity and higher net asset inflow, which benefited our operating and financial results for these periods. In the second quarter of 2022, our total client assets increased by 12.3% quarter-over-quarter to HK$433.6 billion, primarily due to strong net asset inflow across regions. Our paying clients reached 1.44 million as of September 30, 2022, representing 38.6% year-over-year growth. Despite the increased market volatility, our rigorous risk management systems and procedures have prevented us from incurring any material losses in relation to margin financing business, and we had not identified any material COVID-19-related contingencies or impairments as of the date of this prospectus supplement. Our business operation and financial performance had not been materially and adversely affected by the COVID-19 pandemic up to the date of this prospectus supplement.
While we experienced business growth in 2020 and 2021, we cannot predict whether this will continue at the same level in the future and whether client behavior will continue in a manner that is favorable to us. The improvement in our business and financial performance in 2020, 2021 and the first half of 2022 may not be sustainable. As there is still uncertainty around the duration of the pandemic, we cannot ascertain the potential impact of the pandemic on investor sentiments and the possibility of other effects on our business. In the event that this epidemic cannot be effectively and timely contained, our ability to consistently offer new products and services in the future may be disrupted, which in turn may harm the growth rate and retention of our clients, as well as our financial performance generally. The near-term economic impact of the COVID-19 outbreak is also uncertain.
For more details, please refer to “Business — Health, Work Safety, Social Responsibility and Environmental Matters” and “Financial Information — Impact of COVID-19 on Our Operations” in Exhibit 99.1 to the Supplemental 6-K.
Regulatory Overview and Recent Regulatory Development
Regulatory Overview
As an online financial services platform, our licensed entities are subject to the laws and regulations of the relevant jurisdictions where they operate. Futu International Hong Kong is a SFC-licensed corporation subject to the SFO. Moomoo Financial Inc. and Futu Clearing Inc., as SEC-registered broker-dealers, are subject to the rules and regulations of the SEC and FINRA. Moomoo Financial Singapore, as a Capital Markets Services Licencee in Singapore, is subject to the rules and regulations by the MAS and other relevant regulatory authorities in Singapore. Futu Australia, which holds an Australian Financial Services License, is regulated by the Australian Securities and Investments Commission and subject to its rules and regulations. We do not engage in securities brokerage business in Mainland China and therefore we do not hold any license or permit for providing securities brokerage business in Mainland China.
Our licensed entities are subject to various regulatory requirements, including those specified in laws, regulations and guidelines issued by the competent regulatory authorities in Hong Kong, US, Singapore and Australia, including but not limited to the SFC, MAS, SEC, FINRA and the ASIC. Futu International Hong Kong is a licensed corporation under the SFO and may be subject to SFC inquiries and investigations from time to time. As of the date of this prospectus supplement, Futu International Hong Kong was involved in certain ongoing inquiries initiated by the SFC concerning matters including, among others, client onboarding processes, risk management, client assets, cybersecurity, anti-money laundering, counter-financing terrorism and operation of mobile application. In addition, Futu International Hong Kong was involved in an ongoing investigation concerning matters, including, among others, online account opening procedures and product due diligence. The SFC’s inquiries and investigation remain ongoing and are subject to statutory secrecy under Section 378 of the SFO. Therefore, no additional details about them can be disclosed in this document unless otherwise consented by the SFC. As the foregoing inquiries and investigation from the SFC remain ongoing, it is not possible for us to accurately predict if any disciplinary action will be taken against Futu International Hong Kong after the conclusion of the inquiries and investigation, if so, the nature and extent of any such action. If, after the SFC’s inquiries and investigation have been concluded, the SFC identifies misconduct or material non-compliance, the SFC can take various regulatory actions, which may include, among other things, reprimands, fines and/or suspension or revocation of licenses and trading rights and, if imposed, might materially and adversely affect our reputation, business, prospects and financial conditions. Our Group had not been subject to any enforcement or disciplinary actions initiated by the SEC as of the date of this prospectus supplement.
Key Regulatory Developments in China
Regulations relating to overseas listing
According to Article 6 of the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version) (the “2021 Negative List”) which took effect on January 1, 2022, with respect to the securities offering and listing in an overseas market by a domestic company engaging in the fields prohibited by the 2021 Negative List, the consent of the relevant competent authorities of the State shall be obtained, and overseas investors shall not participate in the operation and management of the enterprise, and overseas investors’ shareholding percentage shall be subject to the relevant provisions on administration of domestic securities investment by overseas investors. On December 24, 2021, the CSRC issued the Provisions of the State Council on Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft Filing Measures”), which were open for public comments until January 23, 2022. As of the date of this prospectus supplement, the Draft Administration Provisions and the Draft Filing Measures have not been formally adopted and the relevant PRC laws and regulations have not yet made clear provisions on whether regulatory opinions, record-filing or approval documents issued by the competent industry authorities are required to be obtained for the indirect overseas issuance and listing of securities by domestic companies through a VIE structure. It is also unclear how the CSRC will seek the opinions of competent industry authorities or relevant authorities in the record-filing process in case of companies involved in prohibited sectors under the 2021 Negative List. For details, see “Risk Factors — Risks Related to Our Presence in China — The approval of the CSRC or other PRC government authorities may be required in connection with the Listing under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval” and “Contractual Arrangements — Developments in the PRC Legislation on Foreign Investment — Filings and Approvals from PRC Governmental Authorities” in Exhibit 99.1 to the Supplemental 6-K.
Regulations relating to Cybersecurity and Data Privacy
On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which took effect in September 2021. On August 20, 2021, the Standing Committee of the

National People’s Congress promulgated the Personal Information Protection Law of the PRC, effective from November 1, 2021. On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer which has become effective on September 1, 2022. Such data export measures requires that any data processor which processes or exports personal information exceeding certain volume threshold under such measures shall apply for security assessment by the CAC before transferring any personal information abroad. For details on CAC assessment of data transfer, see “Business — Regulatory Development — PRC Cybersecurity and Data Protection — Other applicable PRC data security and cybersecurity laws and regulations” and “Risk Factors — Risks Related to Our Business and Industry — Our operations and services involve collection, processing, and storage of significant amounts of data concerning our clients, business partners and employees and may be subject to complex and evolving laws and regulations regarding privacy and data protection and cybersecurity. If we fail to comply with the relevant laws and regulations, our business, results of operations and financial condition may be adversely affected” in Exhibit 99.1 to the Supplemental 6-K.
On July 30, 2021, the State Council promulgated the Regulations on Protection of Security of Critical Information Infrastructure, effective on September 1, 2021. On December 28, 2021, the CAC, the NDRC, the MIIT, and several other PRC regulatory authorities jointly issued the Cybersecurity Review Measures which became effective on February 15, 2022. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services, and network platform operators engaging in data processing activities, must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulate that network platform operators holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before listing in a foreign country. Furthermore, on November 14, 2021, the CAC published the Regulations on Network Data Security Management (Draft for Comment), or the Draft Regulations on Network Data, which reiterate the circumstances under which data processors shall apply for cybersecurity review. However, it provides no further explanation or interpretation as to how to determine what “may affect national security,” and there remain uncertainties whether we would be subject to the cybersecurity review for this Listing pursuant to such measures. For more details on cybersecurity review, see “Business — Regulatory Development — PRC Cybersecurity and Data Protection” and “Risk Factors — Risks Related to Our Business and Industry — Our operations and services involve collection, processing, and storage of significant amounts of data concerning our clients, business partners and employees and may be subject to complex and evolving laws and regulations regarding privacy and data protection and cybersecurity. If we fail to comply with the relevant laws and regulations, our business, results of operations and financial condition may be adversely affected” in Exhibit 99.1 to the Supplemental 6-K.
On March 12, 2021, the CAC, the MIIT, the MPS and the SAMR collectively promulgated the Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications, which came into effect on May 1, 2021. Furthermore, the CAC promulgated the Administrative Provisions on Mobile Internet Application Information Services, or the Mobile Application Administrative Provisions, and further revised it on June 14, 2022, which became effective on August 1, 2022. Pursuant to the Mobile Application Administrative Provisions, mobile internet app providers refer to the owners or operators of mobile internet apps. For more details, please see “Regulatory Overview — Overview of the Laws and Regulations Relating to Our Presence in China — Regulations on Cybersecurity and Privacy — Regulations on Privacy Protection” in Exhibit 99.1 to the Supplemental 6-K.
Implication of the Holding Foreign Companies Accountable Act
On December 18, 2020, the Holding Foreign Companies Accountable Act, or HFCAA, was enacted. Under the HFCAA, the SEC will prohibit our securities from being listed on U.S. securities exchanges or traded “over-the-counter” if we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021 or any year thereafter. Our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections and investigations before 2022. The related risks and uncertainties could cause the value of the ADSs representing our Class A ordinary shares to significantly decline or be worthless.
On April 21, 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China for three consecutive years, or for two consecutive years if proposed changes to the law are enacted. As a result, the Nasdaq may decide to delist our securities. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China, the Chinese authorities governing inspections and investigations of audit firms based in China, which marks taking the first step toward providing opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The HCFAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected. On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. On December 20, 2022, the Chair of the U.S. House Appropriations Committee joined the Chair of the U.S. Senate Appropriations Committee in releasing proposed legislation entitled “Consolidated Appropriations Act, 2023”, which also contains such provision. This proposed legislation, a product of bipartisan negotiations, was first approved in the U.S. Senate on December 22, 2022, and is expected to be considered for approval then in the U.S. House of Representatives on or before December 23, 2022. If this proposed legislation is approved by the U.S. Congress and signed into law by President Biden in its current form, and the number of consecutive non-inspection years required from triggering the prohibitions under the HFCAA is reduced from three years to two, then our shares and the ADSs could be prohibited from trading in the United States in a shorter period in the event that we become identified as a Commission-Identified Issuer.
If our shares and the ADSs are prohibited from trading in the United States in the future, such a prohibition would substantially impair the ability of our investors to sell or purchase the ADSs when they wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our Class A ordinary shares or the ADSs. For more details, see “Risk Factors — Risks Related to Our Presence in China — The audit report included in SEC filings had historically been prepared by an auditor who was not inspected by the Public Company Accounting Oversight Board and, as such, our investors have been deprived of the benefits of such inspection” and “Risk Factors — Risks Related to Our Presence in China — The ADSs could be delisted from the Nasdaq Global Market and prohibited from trading “over the counter” if the Public Company Accounting Oversight Board is unable to inspect auditors located in China. The delisting of the ADSs from the Nasdaq Global Market and inability to trade, or the threat thereof, may materially and adversely affect the value of your investment” in Exhibit 99.1 to the Supplemental 6-K. Our Directors are of the view that the HFCAA and the potential prohibition of trading in the United States do not have any material adverse impact on our business operations, financial performance, or the Listing, as our securities will continue to be traded on the Hong Kong Stock Exchange even if the prohibition of trading were to take place.
Holding Company Structure and the VIE Contractual Arrangements
Futu Holdings Limited is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in Hong Kong, Singapore, the U.S., Australia and the PRC, and the VIEs and their subsidiaries in China. As a result, Futu Holdings Limited’s ability to pay dividends depends upon dividends paid by our subsidiaries in Hong Kong, Singapore, the U.S., Australia and the PRC. If our

existing subsidiaries or any newly formed ones in Hong Kong, Singapore, the U.S., Australia and the PRC incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly foreign-owned subsidiaries in China are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds. As used in this prospectus supplement, “Futu,” “we,” “us,” “our company,” or “our” refer to Futu Holdings and its subsidiaries and, in the context of describing our operations and consolidated financial information, also include the VIEs and their subsidiaries, unless the context otherwise requires.
Although the vast majority of our business is conducted in Hong Kong, we depend on the VIEs to conduct a limited part of our operations in China pursuant to a series of contractual arrangements. For a description of these contractual arrangements, see “Contractual Arrangements” in Exhibit 99.1 to the Supplemental 6-K. These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs. If any VIE or its shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by such VIE is indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the contractual arrangement or ownership by the record holder of the equity interest.
All of these contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements will be resolved through arbitration in China. However, such arbitration provisions do not apply to claims made under the United States federal securities laws. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing these contractual arrangements, it would be very difficult to exert effective control over the VIEs. Historically, such operations constituted an immaterial portion of our consolidated total revenues and total assets. In 2019, 2020 and 2021, we generated 0.2%, 0.3% and 0.3% of our total revenues through the VIEs in China, respectively, whose assets accounted for 0.1%, 0.1% and 0.1% of our total assets during the same years, respectively. We currently expect the VIEs and their subsidiaries to constitute an immaterial portion of our financial position, results of operations and cash flows for the foreseeable future. However, if we lose operational control over the VIE, our financial condition and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to Our Presence in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” and “Contractual Arrangements” in Exhibit 99.1 to the Supplemental 6-K.
Transfer of Cash Through Our Organization
Although we consolidate the results of the VIEs and their subsidiaries under U.S. GAAP, we only have access to the assets or earnings of the VIEs and their subsidiaries through our contractual arrangements with the VIEs and their shareholders. The cash flows that have occurred between Shenzhen and Futu Holdings and its subsidiaries for the periods indicated are summarized as follows:

	For the year ended December 31,
	2019	2020	2021
	HK$	HK$	HK$	US$
	(in thousands)
Cash paid by subsidiaries to the VIE(1) for technical service fee	37,631	33,669	189,827	24,423
Advances from subsidiaries to the VIE(1)	32,740	—	—	—
Repayment of advances to Group companies by the VIE(1)	(32,740)	—	—	—

Notes:
(1)
VIE refers to Shenzhen Futu. For the relevant periods indicated, Hainan VIE did not conduct substantial business.

Restrictions and Limitations on Transfer of Cash
We face various restrictions and limitations on foreign exchanges foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our subsidiaries and/or the VIEs and their subsidiaries, to Futu Holdings and holders of the ADSs as well as the ability to settle amounts owed under the contractual arrangements with the VIEs.
Uncertainties regarding the interpretation and implementation of the contractual arrangements with the VIEs could limit our ability to enforce such agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIEs under the VIE agreements may be seriously hindered. For more information with respect to restrictions and limitations on transfer of cash and the related risk, please see “Explanatory Note”, See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Operations in China” in our 2021 Form 20-F and “Risk Factors — Risks Related to Our Presence in China” in Exhibit 99.1 to the Supplemental 6-K.
Current PRC regulations permit our PRC subsidiaries, including the WFOE, to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, the VIEs and its PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries and the VIEs and its subsidiaries may also allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if the WFOE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect the WFOE’s ability to pay dividends and other distributions to us. Any limitation on the ability of our PRC subsidiaries, including the WFOE, to distribute dividends to us or on the ability of the VIEs to make payments to the WFOE may restrict our ability to satisfy our liquidity requirements. See “Item 4. Information on the Company — B. Business Overview — Regulation — Overview of the Laws and Regulations Relating to Our Business and Operations in China — Regulations on Dividend Distribution” in our 2021 Form 20-F.
Our offshore entities are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the approval of government authorities and limits on the amount of capital contributions and loans. This may delay or prevent us from using the proceeds from our offshore capital raising activities to make loans or capital contribution to our PRC subsidiaries. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Operations in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our securities offerings to make loans or additional capital contributions to our PRC subsidiaries and the VIE and its subsidiaries” in our 2021 Form 20-F.
Additionally, PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange of the PRC, or the SAFE by complying with certain procedural requirements. Dividends payments to us by Futu Hong Kong in foreign currencies are subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approvals by or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, our PRC subsidiaries, including the WFOE, may not be able to pay dividends in foreign currencies to us and our access to cash generated from its operations will be restricted. See “Item 3.D. Key Information — Risk Factors — Risks Related to Our Business and Industry — We are subject to PRC restrictions on currency exchange” in our 2021 Form 20-F.
Taxation on Dividends or Distributions
Futu Holdings’ source of dividend partly comes from dividends paid by its PRC subsidiaries, including the WFOE, which in part depends on payments received from the VIEs under the contractual arrangements with the VIEs. None of our subsidiaries has declared or paid any dividend or distribution to us. We have never declared or paid any dividend on our ordinary shares and we have no current intention to pay dividends to shareholders or holders of ADSs. We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. The undistributed earnings that are subject to dividend tax are expected to be indefinitely reinvested for the foreseeable future. Under the current laws of the Cayman Islands, Futu Holdings is not subject to tax on income or capital gains. Upon payments of dividends to our shareholders, no Cayman Islands withholding tax will be imposed. For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid in Mainland China and Hong Kong, assuming that: (i) we have taxable earnings in the VIEs, and (ii) we determine to pay a dividend in the future:
Hypothetical pre-tax earnings in the VIEs(1)	100.00
Tax on earnings at statutory rate of 25% at WFOE level(2)	(25.00)
Amount to be distributed as dividend from WFOE to Futu Hong Kong(3)	75.00
Withholding tax at tax treaty rate of 5%	(3.75)
Amount to be distributed as dividend at Futu Hong Kong level and net distribution to Futu Holdings Limited(4)	71.25

Notes:
(1)
For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount is assumed to equal Chinese taxable income.

(2)
Certain of our subsidiaries and the VIEs qualifies for a 15% preferential income tax rate in China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(3)
China’s Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a Foreign Invested Enterprise to its immediate holding company outside of Mainland China. A lower withholding income tax rate of 5% is applied if the Foreign Invested Enterprise’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with Mainland China, subject to a qualification review at the time of the distribution. There is no incremental tax at Futu Hong Kong level for any dividend distribution to Futu Holdings.

(4)
If a 10% withholding income tax rate is imposed, the withholding tax will be 7.5 and the amount to be distributed as dividend at Futu Hong Kong level and net distribution to Futu Holdings will be 67.5.

The table above has been prepared under the assumption that all profits of the VIEs will be distributed as fees to our PRC subsidiaries under tax neutral contractual arrangements. If, in the future, the accumulated earnings of the VIEs exceed the service fees paid to our PRC subsidiaries (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIEs could make a non-deductible transfer to our PRC subsidiaries for the amounts of the stranded cash in the VIEs. This would result in such transfer being non-deductible expenses for the VIEs but still taxable income for the PRC subsidiaries. Our management believes that there is only a remote possibility that this scenario would happen.
Should all tax planning strategies fail the VIEs could, as a matter of last resort, make a non-deductible transfer to the WFOE for amounts of stranded cash in the VIEs. This would result in the double taxation of earnings: once at the VIE level (non-deductible expense) and again at the WFOE level (for presumptive earnings on the transfer). This has the impact of reducing the amount available above from 71.25% to approximately 53% of pre-tax income, respectively. Management believes this scenario to be remote.
Disaggregated Financial Information Related to the VIEs
Historically, Shenzhen Futu and their subsidiaries accounted for a small portion of our financial position, results of operations and cash flows. Set forth below are the condensed consolidating schedule showing the financial position as of December 31, 2020 and 2021, and results of operations and cash flows for the years ended December 31, 2019, 2020 and 2021 for (i) Futu Holdings, or the Parent; (ii) the WFOE (which is the primary beneficiary of the VIE, being Shenzhen Futu); (iii) our other subsidiaries (excluding the WFOE); (iv) VIE, being Shenzhen Futu and their subsidiaries; (v) eliminating adjustments; and (vi) consolidated totals. For the relevant periods indicated, Hainan VIE did not conduct substantial business.

	As of December 31, 2020						As of December 31, 2021
	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals
	HK$(in thousands)						HK$(in thousands)
Condensed Consolidating Schedule of Financial Position
Assets
Cash and cash equivalents	37,349	993,561	20	3,738	—	1,034,668	37,574	4,514,736	35	2,751	—	4,555,096
Cash held on behalf of clients	—	42,487,090	—	—	—	42,487,090	—	54,734,351	—	—	—	54,734,351
Restricted cash	—	—	—	—	—	—	—	2,065	—	—	—	2,065
Term deposit	—	300,000	—	—	—	300,000	—	—	—	—	—	—
Short-term investments	—	—	—	—	—	—	1,169,741	—	—	—	—	1,169,741
Amounts due from internal companies(1)	4,184,401	30,525	2,043	117,085	(4,334,054)	—	6,969,446	46,296	2,102	190,424	(7,208,268)	—
Loans and advances	—	18,825,366	—	—	—	18,825,366	—	29,587,306	—	—	—	29,587,306
Securities purchased under agreements to resell	—	—	—	—	—	—	—	106,203	—	—	—	106,203
Receivables	—	8,077,032	—	—	—	8,077,032	—	10,447,794	—	—	—	10,447,794
Prepaid assets	—	9,502	—	1,920	—	11,422	—	11,366	—	6,940	—	18,306
Investment in subsidiaries(2)	5,086,681	19,089	—	—	(5,105,770)	—	13,514,216	80,292	—	—	(13,594,508)	—
Investment in VIE(2)	—	—	17,204	—	(17,204)	—	—	—	78,398	—	(78,398)	—
Long-term investments	—	—	—	—	—	—	—	23,394	—	—	—	23,394
Operating lease right-of-use assets	—	176,963	—	31,900	—	208,863	—	210,887	—	40,415	(7,443)	243,859
Other assets	9,655	375,417	—	8,254	—	393,326	21,620	614,707	—	14,072	—	650,399
Total assets	9,318,086	71,294,545	19,267	162,897	(9,457,028)	71,337,767	21,712,597	100,379,397	80,535	254,602	(20,888,617)	101,538,514
Liabilities
Amounts due to related parties	—	87,169	—	—	—	87,169	—	87,459	—	—	—	87,459
Amounts due to internal companies(1)	15,833	4,245,538	177	72,506	(4,334,054)	—	21,955	7,105,635	243	80,435	(7,208,268)	—
Securities sold under agreements to repurchase	—	5,453,037	—	—	—	5,453,037	—	4,467,861	—	—	—	4,467,861
Payables	695	51,052,929	—	—	—	51,053,624	131	67,192,372	—	—	—	67,192,503
Borrowings	977,735	4,505,083	—	—	—	5,482,818	689,869	5,667,536	—	—	—	6,357,405
Lease liabilities	—	189,646	—	32,585	—	222,231	—	217,694	—	42,628	257	260,579
Accrued expenses and other liabilities	16,133	674,463	—	40,602	—	731,198	15,083	2,129,186	—	53,141	(10,262)	2,187,148
Total liabilities	1,010,396	66,207,865	177	145,693	(4,334,054)	63,030,077	727,038	86,867,743	243	176,204	(7,218,273)	80,552,955
Total shareholders’ equity(2)	8,307,690	5,086,680	19,090	17,204	(5,122,974)	8,307,690	20,985,559	13,511,654	80,292	78,398	(13,670,344)	20,985,559

	For the year ended December 31, 2019						For the year ended December 31, 2020						For the year ended December 31, 2021
	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals
	HK$(in thousands)						HK$(in thousands)						HK$(in thousands)
Condensed Consolidating Schedule of Results of Operations
Third-party revenues	1,240	1,058,376	—	1,939	—	1,061,555	3,189	3,298,700	—	8,933	—	3,310,822	2,766	7,090,167	—	22,387	—	7,115,320
Inter-company revenues(3)	—	—	—	63,742	(63,742)	—	—	—	—	94,500	(94,500)	—	—	—	—	187,774	(187,774)	—
Total costs(3)	(3,930)	(332,321)	—	(9,195)	63,742	(281,704)	(191)	(777,589)	—	(12,674)	94,500	(695,954)	—	(1,382,062)	—	(11,776)	187,774	(1,206,064)
Total expenses	(22,529)	(519,967)	(1)	(49,399)	—	(591,896)	(23,388)	(1,051,012)	(53)	(72,554)	—	(1,147,007)	(26,854)	(2,558,736)	(46)	(140,807)	—	(2,726,443)
Equity in gain of subsidiaries/ VIE(2)	192,322	8,806	8,807	—	(209,935)	—	1,347,485	21,088	20,727	—	(1,389,300)	—	2,816,673	52,695	52,741	—	(2,922,109)	—
Others, net	(1,439)	(7,014)	—	(1,009)	—	(9,462)	(1,572)	(17,955)	413	1,876	—	(17,238)	17,625	(14,841)	—	(306)	—	2,478
Income before income tax expenses	165,664	207,880	8,806	6,078	(209,935)	178,493	1,325,523	1,473,232	21,087	20,081	(1,389,300)	1,450,623	2,810,210	3,187,223	52,695	57,272	(2,922,109)	3,185,291
Share of loss from equity method investments	—	(543)	—	—	—	(543)	—	(307)	—	—	—	(307)	—	—	—	—	—	—
Income tax expense	—	(15,015)	—	2,729	—	(12,286)	—	(125,439)	—	646	—	(124,793)	—	(370,550)	—	(4,531)	—	(375,081)
Net income	165,664	192,322	8,806	8,807	(209,935)	165,664	1,325,523	1,347,486	21,087	20,727	(1,389,300)	1,325,523	2,810,210	2,816,673	52,695	52,741	(2,922,109)	2,810,210
	For the year ended December 31, 2019						For the year ended December 31, 2020						For the year ended December 31, 2021
	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals
	HK$(in thousands)						HK$(in thousands)						HK$(in thousands)
Condensed Consolidating Schedules of Cash Flows
Net cash (used in) /generated from operating activities(4)	(10,336)	1,982,273	(1)	(2,502)	—	1,969,434	(30,551)	20,502,112	3	(14,847)	—	20,456,717	(16,465)	6,026,081	15	2,340	—	6,011,971
Advances to Group companies	(939,807)	(32,740)	—	—	972,547	—	(3,049,229)		—		3,049,229	—	(4,814,377)	—	—	—	4,814,377	—
Receival of advances repayment from Group companies	313,091	32,740	—	—	(345,831)	—	779,604	—	—	—	(779,604)	—	2,039,648	—	—	—	(2,039,648)	—
Investments in subsidiaries, VIE and VIE’s subsidiary	(223,982)	—	—	—	223,982	—	(1,869,682)	—	—	—	1,869,682	—	(5,480,918)	—	—	—	5,480,918	—
Other investing activities	—	(162,290)	—	2,233	—	(160,057)	—	(261,279)	—	17,104	—	(244,175)	(1,169,715)	209,477	—	(3,327)	—	(963,565)
Net cash (used in)/generated from investing activities	(850,698)	(162,290)	—	2,233	850,698	(160,057)	(4,139,307)	(261,279)	—	17,104	4,139,307	(244,175)	(9,425,362)	209,477	—	(3,327)	8,255,647	(963,565)

	For the year ended December 31, 2019						For the year ended December 31, 2020						For the year ended December 31, 2021
	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals	Parent	Other Subsidiaries	WFOE	VIE and VIE’s subsidiaries	Eliminating Adjustments	Consolidated Totals
	HK$(in thousands)						HK$(in thousands)						HK$(in thousands)
Proceeds from advances from Group companies(5)	—	939,807	—	32,740	(972,547)	—		3,049,229	—	—	(3,049,229)	—	—	4,814,377	—	—	(4,814,377)	—
Repayment of advances from Group companies(5)	—	(313,091)	—	(32,740)	345,831	—	—	(779,604)	—	—	779,604	—	—	(2,039,648)	—	—	2,039,648	—
Proceeds from issuance of ordinary shares	1,259,317	—	—	—	—	1,259,317	2,339,718	—	—	—	—	2,339,718	10,856,524	—	—	—	—	10,856,524
Capital contribution from Group companies	—	223,982	—	—	(223,982)	—	—	1,869,682	—	—	(1,869,682)	—	—	5,480,918	—	—	(5,480,918)	—
Other financing activities	(399,031)	291,336	—	—	—	(107,695)	1,859,532	4,207,646	—	—	—	6,067,178	(1,414,672)	1,112,366	—	—	—	(302,306)
Net cash generated from/(used in) financing activities	860,286	1,142,034	—	—	(850,698)	1,151,622	4,199,250	8,346,953	—	—	(4,139,307)	8,406,896	9,441,852	9,368,013	—	—	(8,255,647)	10,554,218
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(41)	(44,625)	—	—	—	(44,666)	(33)	(1,084)	—	—	—	(1,117)	200	166,930	—	—	—	167,130
Net (decrease)/ increase in cash, cash equivalents and restricted cash	(789)	2,917,392	(1)	(269)	—	2,916,333	29,359	28,586,702	3	2,257	—	28,618,321	225	15,770,501	15	(987)	—	15,769,754
Cash, cash equivalents and restricted cash at beginning of the year	8,779	11,976,557	18	1,750	—	11,987,104	7,990	14,893,949	17	1,481	—	14,903,437	37,349	43,480,651	20	3,738	—	43,521,758
Cash, cash equivalents and restricted cash at end of the year	7,990	14,893,949	17	1,481	—	14,903,437	37,349	43,480,651	20	3,738	—	43,521,758	37,574	59,251,152	35	2,751	—	59,291,512

Notes:
(1)
It represents the elimination of intercompany balances among parent, Shenzhen Futu and our subsidiaries.

(2)
It represents the elimination of the investment in Shenzhen Futu and our subsidiaries by the Parent.

(3)
Intercompany Revenues between Shenzhen Futu and Other Subsidiaries

The VIE provides software development services and technical consulting services to the subsidiaries of the Group. For the years ended December 31, 2019, 2020 and 2021, technical service fees of the VIE were HK$63,742 thousand, HK$94,500 thousand and HK$187,774 thousand, respectively. The intercompany service charge is eliminated at the consolidation level.
Intercompany Revenues between Shenzhen Futu and WFOE
Pursuant to the exclusive technology consulting and services agreement entered into in October 2014, between the WFOE and the VIE, which was subsequently amended and restated in May 2015 and further in September 2018, the WFOE had the exclusive right to provide the VIE with consulting and services related to, among other things, technology research and development, as well as maintenance of software and hardware. The VIE agreed to pay WFOE a service fee in an amount equal to its annual net income. The WFOE may adjust the amount of service fee based on factors such as the complexity, time spent and the commercial value of the services.
On September 30, 2021, a termination agreement was entered into among the WFOE, the VIE and its shareholders, pursuant to which the parties agreed to terminate the prior contractual arrangements and replaced them with a new set of agreements. Pursuant to the exclusive business cooperation agreement entered into on September 30, 2021 by and among the WFOE, the VIE and its shareholders, the VIE engages the WFOE as the exclusive service provider of technical support, consulting services and other services to the VIE. The VIE agrees to pay a service fee at an amount equivalent to 100% of the consolidated gross profits of the VIE for any fiscal year after offsetting the accumulated losses of the VIE and its subsidiaries in the previous fiscal years (if any) and after deducting working capital, expenditure, taxes and other statutory contributions required in any fiscal year.
For the years ended December 31, 2019, 2020 and 2021, the WFOE did not charge any service fee from the VIE.
(4)
For the years ended December 31, 2019, 2020 and 2021, cash paid by subsidiaries to Shenzhen Futu for technical service fees were HK$37,631 thousand, HK$33,669 thousand and HK$189,827 thousand, respectively.

(5)
For the year ended December 31, 2019, a subsidiary paid operating expense of HK$32,740 thousand on behalf of Shenzhen Futu, and Shenzhen Futu repaid the advance from the subsidiary subsequently.

Permissions Required from the PRC Authorities for Our Operations
We conduct our operations primarily through our subsidiaries in Hong Kong, Singapore, the U.S., Australia and the PRC, and the VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. In addition to the Business License issued by the relevant department of the State Administration for Market Regulation for each of our PRC subsidiaries, the VIEs and their subsidiaries, the relevant PRC subsidiaries and the VIEs are required to obtain, and have obtained the following requisite material permissions for their applicable main operations: Valued-added Telecommunication Business Operation License, or the ICP License, Radio and Television Program Production, Operation License and an Internet Culture Operation License and Publication Operation License.
As the regulatory regime for the online financial service provider and related industries in China and other jurisdictions in which we operate continues to evolve, new laws, regulations and regulatory requirements are promulgated and implemented from time to time, and the interpretation and application of existing laws, regulations and regulatory requirements are subject to changes. We may be required to obtain approvals, licenses, permits and certifications that we do not currently have for our existing business or new scope of business that we may expand into in the future. See “Risk Factors — Risks Related to Our Business and Industry — We do not hold any license or permit for providing securities brokerage business in Mainland China. Although we do not believe we engage in securities brokerage business in Mainland China, there remain uncertainties as to the interpretation and implementation of relevant PRC laws and regulations or if any new PRC laws and regulations will be enacted to impose licensing requirements on us with respect to our activities in Mainland China and/or our provision of services to our PRC-based clients. If some of our activities in Mainland China were deemed by relevant regulators as provision of securities business such as securities brokerage services, investment consulting services, futures business and/or any other regulated services and business activities in Mainland China, our business, financial condition, results of operations and prospects may be materially and adversely affected in Exhibit 99.1 to the Supplemental 6-K for more details.
Furthermore, in connection with our issuance of securities to foreign investors, as of the date of this prospectus supplement, we, our PRC subsidiaries and the VIEs are not required to obtain any approval or permission from the CSRC, CAC or any other PRC governmental authorities, nor have we, our PRC subsidiaries and the VIEs received any formal inquiry, notice, warning or sanction from any PRC governmental authorities in connection with requirements of obtaining such approval or permission, under any currently effective PRC laws, regulations and regulatory rules. However, the PRC government authorities have been tightening their oversight and control over listings and offerings conducted overseas by Chinese companies and investment in overseas-listed China-based companies like us, and published a series of proposed rules for public comments in this regard, the enaction timetable, final content, interpretation and implementation of which remain uncertain. Therefore, there are substantial uncertainties as to how PRC governmental authorities will regulate overseas listing in general and whether we are required to complete filing or obtain any specific regulatory approvals from the CSRC, CAC or any other PRC governmental authorities for our future offshore offerings. If we had inadvertently concluded that such approvals were not required, or if applicable laws, regulations or interpretations change in a way that requires us to obtain such approval in the future, we may be unable to obtain such necessary approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to penalties, including fines, suspension of business and revocation of required licenses, significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The approval, filing or other requirements of the CSRC, the CAC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas” in our 2021 Form 20-F, and “Risk Factors — Risks Related to Our Presence in China — The approval of the CSRC or other PRC government authorities may be required in connection with the Listing under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval” in Exhibit 99.1 to the Supplemental 6-K.
For permissions required for our operations in Hong Kong, Singapore, the U.S., Australia and other overseas markets, please refer to “Regulatory Overview” in Exhibit 99.1 to the Supplemental 6-K.
Listings
On March 8, 2019, we listed the ADSs on the Nasdaq Global Market, or Nasdaq, under the symbol “FUTU.” We have applied for a listing of our Class A ordinary shares by way of introduction on the Main Board of the Hong Kong Stock Exchange, under Chapter 7 (Equity Securities) as well as Chapter 8A (Weighted Voting Rights) of the Hong Kong Listing Rules. Dealings in our Class A ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars. Our Class A ordinary shares will be traded on the Hong Kong Stock Exchange in board lots of 100 Class A ordinary shares.
Fungibility and Exchanges Between ADSs and Class A Ordinary Shares
In connection with the Listing, and to facilitate fungibility and exchanges between ADSs and Class A ordinary shares and trading between Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our Cayman share register to our Hong Kong Share Registrar. Holders of Class A ordinary shares registered on the Hong Kong share register will be able to exchange these Class A ordinary shares into ADSs, and vice versa.
Implications of Being A Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.
Corporation Information
Our principal executive offices are located at 11/F, Bangkok Bank Building, No. 18 Bonham Strand W, Sheung Wan, Hong Kong S.A.R., People’s Republic of China. Our telephone number at this address is

+852 2523-3588. Our registered office in the Cayman Islands is located at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.
You can also find information on www.futuholdings.com. The information contained on our website is not a part of this prospectus supplement. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

RISK FACTORS
Investing in the ADSs and Class A ordinary shares involves significant risks. Before making an investment decision, you should carefully consider the risk factors and uncertainties described below, together with the risks described in our 2021 Form 20-F, Exhibit 99.1 to the Supplemental 6-K, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. Any of these risks described could materially adversely affect our business, financial condition, results of operations or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of the ADSs and Class A ordinary shares could decline significantly and you could lose a part or all of your investment.
Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
Risks Related to Our Shares, the ADSs and the Listing
The trading price of the ADSs and Class A ordinary shares may be volatile, which could result in substantial losses to you.
The trading price of the ADSs has been volatile since the ADSs started to trade on the Nasdaq Global Market on March 8, 2019. The market price for the ADSs may continue to be volatile and subject to wide fluctuations in response to factors including, but not limited to, the following:
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regulatory developments affecting us or our industry or China-based companies in general;

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adverse market rumors, speculations, media reports or other negative publicity involving us or our industry or China-based companies in general, some of which may be unsubstantiated or inaccurate;

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announcements of studies and reports relating to the quality of our credit offerings or those of our competitors;

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changes in the economic performance or market valuations of other financial service providers;

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actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

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changes in financial estimates by securities research analysts;

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conditions in the market for financial services;

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announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

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additions to or departures of our senior management;

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fluctuations of exchange rates between the Renminbi and the U.S. dollar;

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release or expiry of lock-up or other transfer restrictions on our outstanding shares or the ADSs; and

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sales or perceived potential sales of additional ordinary shares or ADSs.

In addition, the stock market in general, and the market prices for internet-related companies and companies with operations in China in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. The securities of some China-based companies that have listed their securities in the United States have experienced significant volatility since their initial public offerings in recent years, including, in some cases, substantial declines in the trading prices of their securities, for example the significant volatility of the share prices after a series of policies and proposals issued by the Chinese government in relation to the education industry and cybersecurity review in 2021. See also “Risk Factors — Risks Related to Our Presence in China — Changes in social conditions, political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” in

Exhibit 99.1 to the Supplemental 6-K. The trading performances of these companies’ securities after their offerings may affect the attitudes of investors towards Chinese companies listed in the United States in general, which consequently may impact the trading performance of our Class A ordinary shares or ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have engaged in any inappropriate activities. Furthermore, the stock market in general has experienced large price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A ordinary shares or ADSs. Volatility or a lack of positive performance in our Class A ordinary shares or ADS price may also adversely affect our ability to retain key employees, most of whom have been granted options or other equity incentives.
In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. We may be the target of this type of litigation in the future. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.
Certain principal shareholders have substantial influence over our key corporate matters and will continue to have such influence following the Listing, which may deprive you of an opportunity to receive a premium for the Class A ordinary shares and/or ADSs and materially reduce the value of your investment.
As of the date of this prospectus supplement, Mr. Leaf Hua Li, our founder, chairman and chief executive officer, beneficially owned approximately 36.2% of the total issued share capital of our company and approximately 59.4% of the voting power of the total issued and outstanding share capital of our company. Accordingly, Mr. Li has significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions. This concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of the Class A ordinary shares and/or ADSs. These actions may be taken even if they are opposed by our other shareholders, including the holders of our Class A ordinary shares or ADSs.
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial, and may adversely affect the trading market for the shares.
Our authorized share capital is divided into Class A ordinary shares and Class B ordinary shares, together with certain undesignated shares which may be designated by our board of directors. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are currently entitled to twenty votes per share. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any non-affiliate of such holder, each such Class B ordinary share will be automatically and immediately converted into one Class A ordinary share.
As of the date of this prospectus supplement, Mr. Leaf Hua Li, our founder, chairman of the board of directors and chief executive officer, and Qiantang River Investment Limited, an existing shareholder of ours beneficially owned all of our issued Class B ordinary shares. These Class B ordinary shares constituted approximately 34.16% of our total issued and outstanding share capital and approximately 91.21% of the aggregate voting power of our total issued and outstanding share capital due to the disparate voting powers associated with our dual-class share structure. The considerable influence of holders of our Class B ordinary shares will be reduced immediately upon the Listing, as a result of (i) the conversion of Class B ordinary shares held by Tencent Group into Class A ordinary shares upon the Listing and (ii) an amendment to Class B ordinary share’s voting power, where Class B ordinary shares will be capped at ten votes per share with effect from the Listing pursuant to the irrevocable written consent dated November 21, 2022 delivered by Mr. Li, while Class A ordinary shares will continue entitling the Shareholder to one vote per share. Upon the Listing and assuming that no further Shares are issued under the share incentive plans between December 15, 2022 and the Listing Date, Mr. Li will become the sole owner of our Class B ordinary shares, which will represent approximately 73.28% of the voting rights in our Company. On the other hand, as a result of the conversion of Class B ordinary shares held by Tencent Group into Class A ordinary shares upon the Listing, Tencent Group will beneficially own 247,418,662 Class A ordinary shares, representing approximately 7.56% of the voting power of our total issued and outstanding shares assuming that no further Shares are issued under the share incentive plans between December 15, 2022 and the Listing Date. Such conversion will have a dilutive impact on the voting right of our Class A ordinary shares in matters that is submitted to the class voting of holders of Class A ordinary shares only.
As a result of the above-mentioned concentration of our Share’s voting power and ownership, holders of Class B ordinary shares have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. Our dual-class share structure and this concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares or ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.
The structure of our share capital may render the Class A ordinary shares and/or ADSs ineligible for inclusion in certain stock market indices, and thus adversely affect the market price and liquidity of the Class A ordinary shares and/or ADSs
We cannot predict whether our dual-class share structure with different voting rights will result in a lower or more volatile market price of our Class A ordinary shares or the ADSs, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multi-class share structures in certain of their indices. For example, S&P Dow Jones and FTSE Russell have changed their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. As a result, our dual-class voting structure may prevent the inclusion of the ADSs representing our Class A ordinary shares in such indices, which could adversely affect the trading price and liquidity of the ADSs representing our Class A ordinary shares. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structure and our dual-class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case the market price and liquidity of our Class A ordinary shares or the ADSs could be adversely affected.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the Shares and/or ADSs and trading volume could decline.
The trading market for our Class A ordinary shares and ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A ordinary shares and/or ADSs or publishes inaccurate or unfavorable research about our business, the market price for our Class A ordinary shares and/or ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A ordinary shares and/or ADSs to decline.
Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the Class A ordinary shares or ADSs for return on your investment.
We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares and ADSs as a source for any future dividend income.
Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flows, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares and/or ADSs will likely depend entirely upon any future price appreciation of our Class A ordinary shares and/or ADSs (as the case may be). There is no guarantee that our Class A ordinary shares and/or ADSs will appreciate in value or even maintain the price at which you purchased our Class A ordinary shares and/or ADSs. You may not realize a return on your investment in the Class A ordinary shares and/or ADSs and you may even lose your entire investment in our Class A ordinary shares or ADSs.
Substantial future sales or perceived potential sales of our listed securities in the public market could cause their trading price to decline.
Sales of substantial amounts of our Class A ordinary shares and/or ADSs in the public market, or the perception that these sales could occur, could adversely affect the market price of our Class A ordinary shares and ADSs and could materially impair our future ability to raise capital through equity offerings in the future. All of the ADSs representing our Class A ordinary shares sold in our initial public offering and follow-on offering are freely tradable without any restriction or further registration under the U.S. Securities Act of 1933, as amended, or the Securities Act, unless held by our “affiliates” as that term is defined in Rule 144 under the Securities Act. All of our shares outstanding prior to our initial public offering are “restricted securities” as defined in Rule 144 and, in the absence of registration, may not be sold other than in accordance with Rule 144 under the Securities Act or another exemption from registration.
The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and holders of the ADSs must act through the depositary to exercise those rights.
Holders of ADSs do not have the same rights as our registered shareholders. Holders of ADSs do not have any right to attend general meetings of our shareholders or to cast any votes at such meetings. ADS holders will only be able to exercise the voting rights which are carried by the underlying Class A ordinary shares represented by their ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. If we instruct the depositary to ask for instructions from ADS holders, then upon receipt of such voting instructions, the depositary will try, as far as practicable, to vote the underlying Class A ordinary shares that are represented by the relevant ADSs, in accordance with the instructions from the ADS holder. If we do not instruct the depositary to ask for instructions from ADS holders, the depositary may still vote in accordance with instructions you give, but it is not required to do so. Under the deposit agreement for the ADSs, if ADS holders do not vote, the depositary will give us a discretionary proxy to vote our Class A ordinary shares underlying ADSs at shareholders’ meetings if:
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we have timely provided the depositary with notice of meeting and related voting materials;

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we have notified the depositary that we wish a discretionary proxy to be given;

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we have notified the depositary that there is no substantial opposition as to a matter to be voted on at the meeting; and

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a matter to be voted on at the meeting would not have a material adverse impact on shareholders.

The effect of this discretionary proxy is that if you do not vote at shareholders’ meetings, you cannot prevent our Class A ordinary shares underlying your ADSs from being voted under the circumstances described above. This may make it more difficult for shareholders to influence the management of our company. Holders of our Class A ordinary shares are not subject to this discretionary proxy. ADS holders will not be able to directly exercise their right to vote with respect to the underlying Class A ordinary shares represented by their ADSs unless they withdraw the shares and become the registered holder of such shares prior to the record date for the general meeting. Under our currently effective amended and restated memorandum and articles of association, the minimum notice period required for convening a general meeting is 10 calendar days. When a general meeting is convened, ADS holders may not receive sufficient advance notice of the meeting to withdraw the shares underlying their ADSs and to vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting.
In addition, under our memorandum and articles of association, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent an ADS holder from withdrawing the Class A ordinary shares underlying its ADSs and becoming the registered holder of such shares prior to the record date, so that such holder would not be able to attend the general meeting or to vote directly. If we ask for instructions from ADS holders, the depositary will notify ADS holders of the upcoming vote and will arrange to deliver our voting materials to them. We have agreed to give the depositary at least 30 days’ prior notice of shareholder meetings. Nevertheless, we cannot assure ADS holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote the underlying shares represented by their ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out voting instructions received from ADS holders. This means that ADS holders may not be able to exercise their rights to direct how the shares underlying their ADSs are voted and they may have no legal remedy if the shares underlying their ADSs are not voted as they requested.
The right of the ADS holders to participate in any future rights offerings may be limited, which may cause dilution to your holdings.
We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to ADS holders unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings in the future and may experience dilution in their holdings.
Holders of the ADSs may not receive cash dividends or other distributions if the depositary decides it is impractical to make them available to you.
The depositary will pay cash distributions on the ADSs only to the extent that we decide to distribute dividends on our Class A ordinary shares or other deposited securities, and we do not have any present plan to pay any cash dividends in the foreseeable future. To the extent that there is a distribution, the depositary has agreed to pay to holders of ADSs the cash dividends or other distributions it or the custodian receives on our Class A ordinary shares or other deposited securities after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of Class A ordinary shares their ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property to such ADS holders.
We and the depositary are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, and we may terminate the deposit agreement, without the prior consent of the ADS holders.
We and the depositary are entitled to amend the deposit agreement and to change the rights of the ADS holders under the terms of such agreement, without the prior consent of the ADS holders. We and the depositary may agree to amend the deposit agreement in any way we decide is necessary or advantageous to us. Amendments may reflect, among other things, operational changes in the ADS program, legal developments affecting ADSs or changes in the terms of our business relationship with the depositary. In the event that the terms of an amendment are disadvantageous to ADS holders, ADS holders will only receive 30 days’ advance notice of the amendment, and no prior consent of the ADS holders is required under the deposit agreement. Furthermore, we may decide to terminate the ADS facility at any time for any reason. For example, terminations may occur when we decide to list our shares on a non-U.S. securities exchange and determine not to continue to sponsor an ADS facility or when we become the subject of a takeover or a going-private transaction. If the ADS facility terminates, ADS holders will receive at least 90 days’ prior notice, but no prior consent is required from them. Under the circumstances that we decide to make an amendment to the deposit agreement that is disadvantageous to ADS holders or terminate the deposit agreement, the ADS holders may choose to sell their ADSs or surrender their ADSs and become direct holders of the underlying Class A ordinary shares, but will have no right to any compensation whatsoever.
ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our Class A ordinary shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.
If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.
If any holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, such holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.
Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Holders of the ADSs may be subject to limitations on transfer of their ADSs.
The ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems it expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of the

ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
Certain judgments obtained against us by our shareholders may not be enforceable.
We are an exempted company incorporated under the laws of the Cayman Islands. We conduct substantially our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this document reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, China or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers.
You may face difficulties in protecting your interests, and your ability to protect your rights through Hong Kong or U.S. courts may be limited, because we are incorporated under Cayman Islands law.
We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.
Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law either (i) to inspect corporate records, other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies, or (ii) to obtain copies of lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholders than they would as public shareholders of a company incorporated in the United States.
Our currently effective amended and restated memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their shares at a premium.
Our memorandum and articles of association contains provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A ordinary shares and/or ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares and ADSs may be materially and adversely affected.
However, our exercise of any such power that may limit the ability of others to acquire control of our Company or cause us to engage in change-of-control transactions under our Articles after the Listing will be subject to our overriding obligations to comply with all applicable Hong Kong laws and regulations, the Listing Rules, and the Takeovers Code. We will at the first general meeting to be held after the Listing, propose to our shareholders certain amendments to our articles, including removing the directors’ powers under the articles to authorize the division of shares into any number of classes and to determine the relative rights, restrictions, preferences, privileges and payment obligations as between the different classes and to issue the shares with such preferred or other rights which may be greater than the rights of ordinary shares, as well as making the directors’ power to issue preferred shares to be subject to the articles, compliance with the Hong Kong Listing Rules (and only to such extent permitted thereby) and the relevant Hong Kong takeovers codes and any applicable rules and regulations of authorities of places where the securities of the Company are listed, and the condition that (x) no new class of shares with voting rights superior to Class A ordinary shares will be created and (y) any variation in the relative rights as between the different classes will not result in creating new class of shares with voting rights superior to those of Class A ordinary shares.
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.
Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:
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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

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the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Global Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.
As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.
As a Cayman Islands company listed on the Nasdaq Global Market, we are subject to the Nasdaq listing standards. However, the Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq listing standards. Currently, we rely on home country practice as our audit committee consists of two independent directors. We also rely on home country practice exemption with respect to the requirement for annual shareholders meeting and did not hold an annual shareholder meeting in 2021. As a result, our shareholders are afforded less protection than they would otherwise enjoy under the Nasdaq listing standards applicable to U.S. domestic issuers.
We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other United States domestic companies.
We are a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Leaf Hua Li, our founder, chairman of the board of directors and chief executive officer, owns more than 50% of our total voting power. We are permitted to elect to rely, and are currently relying, on certain exemptions from corporate governance rules under the Nasdaq Stock Market Rules. Currently, the majority of our board of directors are not independent directors. In addition, the compensation of our executive officers is not determined or recommended solely by independent directors, and our director nominees are not selected or recommended solely by independent directors. As a result, you do not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.
There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the ADSs or Class A ordinary shares to significant adverse United States income tax consequences.
We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income, or the asset test. Although the law in this regard is unclear, we intend to treat the VIEs (including their subsidiaries) as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operations in our consolidated financial statements. Based upon our current and expected income and assets, we do not expect to be a PFIC for the current taxable year or the foreseeable future.
The determination of whether we will be or become a PFIC will depend, in part, on the composition and classification of our income and assets. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets. If we determine not to deploy significant amounts of cash for active purposes or if it were determined that we do not own the stock of the VIEs for United States federal income tax purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is dependent upon the actual financial results for each year in question, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.
If we are a PFIC in any taxable year, a U.S. person who invests in the ADSs or ordinary shares may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the ADSs or ordinary shares and on the receipt of distributions on the ADSs or ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds the ADSs or our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the ADSs or our ordinary shares.
We incur and may continue to incur increased costs as a result of being a public company.
As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Global Market, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier. As we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we need to adopt policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We will also incur additional costs as a result of the Listing on the Hong Kong Stock Exchange. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.
We may be involved in class action lawsuits in the United States in the future. Such lawsuits could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the lawsuits. See “Risk Factors — Risks Related to Our Class A ordinary shares and ADSs — The trading price of the ADSs and Class A ordinary shares may be volatile, which could result in substantial losses to you” in Exhibit 99.1 to the Supplemental 6-K.
Techniques employed by short sellers may drive down the market price of our Class A ordinary shares and the ADSs.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third-party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.
Public companies listed in the United States that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.
It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and stockholder’s equity, and any investment in our Class A ordinary shares or the ADSs could be greatly reduced or rendered worthless.
Your investment in our Class A ordinary shares or the ADS may be impacted if we are encouraged to issue CDRs in the future.
PRC government authorities have issued new rules that allow PRC technology companies listed outside China to list on the Mainland China stock market through the creation of Chinese Depositary Receipts, or CDRs. However, as the CDR mechanism is newly established, there are substantial uncertainties in the interpretation and implementation of these rules. We might consider and be encouraged by the evolving PRC governmental policies to issue CDRs and allow investors to trade our CDRs on PRC stock exchanges in the future. However, there are uncertainties as to whether a pursuit of CDRs in China would bring positive or negative impact on your investment in our Class A ordinary shares or the ADSs.
An active trading market for our Class A ordinary shares on the Stock Exchange might not develop or be sustained, their trading prices might fluctuate significantly and the effectiveness of the bridging and liquidity arrangements might be limited.
Following the completion of the Listing, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for the ADSs on the Nasdaq Global Market might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Listing. If an active trading market of our Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Listing, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected.
In 2014, the Hong Kong, Shanghai, and Shenzhen stock exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and PRC investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai, and Shenzhen markets. Stock Connect allows PRC investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, PRC investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen stock exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of VIE companies to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary or dual-primary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class A ordinary shares of our company, a VIE company with a dual-primarily listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class A ordinary shares for trading through Stock Connect will affect PRC investors’ ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.
Throughout the Bridging Period (as defined in “Description of Liquidity Arrangements”), the designated dealers intend to implement certain bridging and liquidity arrangements as set out in the section headed “Description of Liquidity Arrangement — Bridging and Liquidity Arrangements” in this prospectus supplement. While such arrangements are expected to contribute towards liquidity to meet demand for our Class A ordinary shares in Hong Kong and to maintain a fair and orderly market, investors should be aware that such bridging and liquidity arrangements are subject to the designated dealers’ ability to obtain sufficient numbers of our Class A ordinary shares to meet demand.
There is no guarantee that such bridging and liquidity arrangements will attain and/or maintain liquidity in our Class A ordinary shares at any particular level on the Hong Kong Stock Exchange, nor is there any assurance that the price of our Class A ordinary shares in Hong Kong will not exhibit significant volatility. We also cannot guarantee you that the price at which our Class A ordinary shares are traded on the Hong Kong Stock Exchange will be substantially the same as or similar to the price at which the ADSs are traded on the Nasdaq Global Market or that any particular volume of our Class A ordinary shares will be traded on the Hong Kong Stock Exchange. The bridging and liquidity arrangements being implemented in connection with the Listing are not equivalent to the price stabilization activities which may be undertaken in connection with an initial public offering. The bridging and liquidity arrangements will terminate and cease to continue beyond the Bridging Period (as defined in “Description of Liquidity Arrangements”). Accordingly, there may be volatility in the Hong Kong market after the Bridging Period.
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
The Nasdaq Global Market and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of the Class A ordinary shares. Because of the different characteristics of the U.S. and Hong Kong equity markets, the historic market prices of the ADSs may not be indicative of the performance of our securities (including the ordinary shares) after the Listing.
There is uncertainty as to whether Hong Kong stamp duty will apply to the trading of the ADSs or to interchanges between ADSs and Class A ordinary shares following listing of our Class A ordinary shares on the Stock Exchange.
In connection with listing of our Class A ordinary shares in Hong Kong, or the Listing, we will establish a branch register of members in Hong Kong, or the Hong Kong Share register. Our Class A ordinary shares that are traded on the Hong Kong Stock Exchange will be registered on the Hong Kong Share register, and the trading of these Shares on the Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share conversion and trading between the Nasdaq Global Market and the Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong Share register.
Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.26% of the greater of the consideration for, or the value of, shares transferred, with 0.13% payable by each of the buyer and the seller. See “Taxation — Hong Kong Taxation” in this prospectus supplement.
To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs representing shares of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their common shares, including common shares underlying ADSs, in their Hong Kong share registers or on interchanges between those shares and ADSs. However, it is unclear whether, as a matter of Hong Kong law, the trading of ADSs or deposits in our withdrawals from these ADS facilities for these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading of the ADSs or interchanges between ADSs and our Class A ordinary shares, the trading price and the value of your investment in our Class A ordinary shares and/or the ADSs may be affected.
Exchange between our Class A ordinary shares and the ADSs may adversely affect the liquidity and/or trading price of each other.
The ADSs are currently traded on the Nasdaq Global Market. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary in exchange for the issuance of the ADSs. Any holder of ADSs may also withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and the ADSs on the Nasdaq Global Market may be adversely affected.
The time required for the exchange between Class A ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.
There is no direct trading or settlement between the Nasdaq Global Market and the Hong Kong Stock Exchange on which the ADSs and our Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of Class A ordinary shares in exchange for the ADSs or the withdrawal of Class A ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any exchange for Class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.

Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who exchange Class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

USE OF PROCEEDS
Neither we nor Lera Ultimate Limited will receive any proceeds from the lending of the Class A ordinary shares registered hereunder.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2022, on an actual basis.
You should read this table in conjunction with our consolidated financial statements and related notes thereto in our 2021 Form 20-F and Exhibits 99.1 and 99.2 to our current report on Form 6-K furnished to the SEC on December 22, 2022. The 2021 Form 20-F and Exhibits 99.1 and 99.2 to the Form 6-K are incorporated herein by reference.
	As of September 30, 2022
	HK$	US$
	(in thousands)
Shareholders’ Equity:
Class A ordinary shares	63	8
Class B ordinary shares	33	4
Additional paid-in capital	18,091,374	2,326,685
Treasury stock	(3,975,219)	(511,242)
Accumulated other comprehensive income	(50,648)	(6,514)
Retained earnings	6,120,640	787,160
Total Shareholders’ Equity	20,186,243	2,596,101

DIVIDEND POLICY
We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in Hong Kong, Mainland China, Singapore, the United States and Australia for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Relating to Foreign Exchange — Regulations on Dividend Distribution” in our 2021 Form 20-F.
Our board of directors has discretion on whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares” in the accompany prospectus and “Item 12. Description of Securities Other than Equity Securities — D. American Depositary Shares” of our 2021 Form 20-F.

CONVERSION BETWEEN CLASS A ORDINARY SHARES TRADING IN HONG KONG AND ADSS
Dealings and Settlement of Class A ordinary shares in Hong Kong
Dealings in our Class A ordinary shares on the Stock Exchange will be conducted in Hong Kong dollars. Our Class A ordinary shares will be traded on the Stock Exchange in board lots of 100 Class A ordinary shares.
The transaction costs of dealings in our Class A ordinary shares on the Hong Kong Stock Exchange include:
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Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

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SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

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AFRC transaction levy of 0.00015% of the consideration of the transaction, charged to each of the buyer and seller;

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trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

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transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

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ad valorem stamp duty at a total rate of 0.26% of the value of the transaction, with 0.13% payable by each of the buyer and the seller;

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stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

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brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

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the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each Share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors in Hong Kong must settle their trades executed on the Stock Exchange through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his/her Class A ordinary shares in his/her stock account or in his/her designated CCASS Participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his/her broker or custodian before the settlement date.
The ADSs
The ADSs are traded on Nasdaq. Dealings in the ADSs on Nasdaq are conducted in U.S. Dollars.
ADSs may be held either:
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directly (a) by having an ADR registered in the holder’s name or (b) by holding in the DRS, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be reported on statements sent by the depositary to the ADS holders entitled thereto, or

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indirectly through the holder’s broker or other financial institution.

The depositary for the ADSs is The Bank of New York Mellon whose office is located at 240 Greenwich Street, New York, New York 10286, United States.

Converting Class A ordinary shares Trading in Hong Kong to ADSs
An investor who holds Class A ordinary shares registered in Hong Kong and who intends to exchange them for ADSs to trade on Nasdaq must deposit or have his or her broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, The Hongkong and Shanghai Banking Corporation Limited, or the custodian, in exchange for ADSs.
A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:
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If Class A ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed conversion form to the custodian via his or her broker.

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If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into the CCASS for delivery to the depositary’s account with the custodian within CCASS, and must submit and deliver a duly completed and signed conversion form to the custodian via his or her broker.

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Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed in the conversion form.

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.
Converting ADSs to Class A ordinary shares Trading in Hong Kong
An investor who holds ADSs and who intends to exchange his or her ADSs for Class A ordinary shares that trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from the ADS program and cause his or her broker or other financial institution to trade such Class A ordinary shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying Class A ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
For investors holding ADSs directly, the following steps must be taken:
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To withdraw Class A ordinary shares from the ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

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Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

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If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive Class A ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong Share Registrar.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions.

For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations.
Depositary Requirements
Before the depositary delivers ADSs or permits withdrawal of Class A ordinary shares, the depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong Share Registrar or Cayman share registrar are closed or at any time if the depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.
All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of Class A ordinary shares into the ADS program will be borne by the investor requesting the transfer. In particular, holders of Class A ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each Share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, the ADS program.

DESCRIPTION OF LIQUIDITY ARRANGEMENTS
Designated Dealers
We have appointed HSBC Securities Brokers (Asia) Limited as the designated securities dealer (designated dealer identity number: 7691) (the “Designated Dealer”) and Goldman Sachs (Asia) Securities Limited (designated dealer identity number: 7692) as the alternate designated securities dealer (the “Alternate Designated Dealer”), each being a regulated entity approved by the Hong Kong Stock Exchange, to carry out below bridging and other trading arrangements in good faith and on arm’s length terms with a view to contributing towards liquidity to meet demand for our Shares in Hong Kong and to maintain an orderly market. The Designated Dealer and the Alternate Designated Dealer have been appointed for a period of one month, commencing from the Listing Date.
The designated dealer identity numbers have been set up solely for the purposes of carrying out arbitrage trades, covered short-sales and other trades in Hong Kong as described in this document, in order to ensure identification and enhance transparency of such trades in the Hong Kong market. Any change in a designated dealer identity number will be disclosed as soon as practicable by way of announcement on the websites of our company and the Hong Kong Stock Exchange as well as our company’s filings with the SEC published on the SEC’s website on or before the first day of the Bridging Period.
Bridging and liquidity arrangements
For a period of one month commencing on the Listing Date (the “Bridging Period”), the Designated Dealer and/or its affiliates will seek to undertake, or, under the circumstance that the trades cannot be undertaken by the Designated Dealer as a result of technical failures, request the Alternate Designated Dealer to undertake, certain trading activities in circumstances as described below. The Bridging Period will end on January 29, 2023 (being the period of one month from and including the Listing Date). The Alternate Designated Dealer will only undertake trading activities at the request of the Designated Dealer. The Designated Dealer and the Alternate Designated Dealer envisage undertaking the below activities for the purposes of facilitating the trading of our Class A ordinary shares in Hong Kong upon the Listing and maintaining an orderly market for our Class A ordinary shares on the Hong Kong Stock Exchange:
(a)
Stock borrowing arrangements. On December 22, 2022, The Hongkong and Shanghai Banking Corporation Limited as borrower, entered into a stock borrowing and lending agreement (the “Stock Borrowing Agreement”) with Lera Ultimate Limited as lender (the “Lender”) to ensure that the Designated Dealer and/or the Alternate Designated Dealer will have ready access to appropriate quantities of Class A ordinary shares for settlement purposes upon Listing and throughout the Bridging Period.

Pursuant to the Stock Borrowing Agreement, the Lender will make available to the borrower stock lending facilities of 50,000,000 Class A ordinary shares (the “Borrowed Shares”), or approximately 5.72% of the Class A ordinary shares in issue and outstanding immediately upon Listing (without taking into account the Class A ordinary shares to be issued pursuant to the share incentive plans), on one or more occasions, subject to applicable Laws. The Borrowed Shares will be registered on our Hong Kong Share register and admitted into CCASS prior to and upon Listing. Under the Stock Borrowing Agreement, the Borrowed Shares shall be returned to the Lender no later than 20 business days after the expiry of the Bridging Period. To close out their borrowed positions, the Designated Dealer and/or the Alternate Designated Dealer may purchase ADSs from Nasdaq and convert such ADSs into Class A ordinary shares, purchase Class A ordinary shares from the Hong Kong Stock Exchange or use any unutilized Borrowed Shares registered on our Hong Kong Share register to transfer to the Lender.
The Designated Dealer and/or the Alternate Designated Dealer may sell Class A ordinary shares in the Hong Kong market, in order to provide liquidity to meet demand for our Class A ordinary shares in the Hong Kong market during the Bridging Period. In the unlikely event that the amount of Borrowed Shares falls short of what is required, the Designated Dealer and the Alternate Designated Dealer have the option to purchase additional ADSs from the U.S. market and convert these to Class A ordinary shares in Hong Kong in order to facilitate the liquidity arrangements if necessary.

(b)
The Designated Dealer and the Alternate Designated Dealer will closely monitor the trading of our Class A ordinary shares and continue to replenish their Share inventory while carrying out the liquidity trades. Once the market opens and during the Continuous Trading Period (as defined in the Rules and Regulations of the Exchange and the Options Trading Rules (“Rules of the Exchange”)), the Designated Dealer and/or the Alternate Designated Dealer may adopt various quantitative and qualitative parameters, including continuous monitoring of the bid/ask price, closing price, last recorded price, day high/low price, trading volume, intra-day volatility, availability of sell orders in the market, macro backdrop, sector and company related news, in order to form a view as to the fair market value and a reasonable range for the stock. The Designated Dealer and/or the Alternate Designated Dealer will monitor the market closely to ensure on a timely basis such sell orders are placed in the market as necessary to provide and facilitate liquidity while helping to maintain an orderly and fair market. On the other hand, should supply exceed demand, they may opt to build up their inventory by purchasing stock from sellers. If the Designated Dealer and/or the Alternate Designated Dealer choose to purchase ADSs overnight on Nasdaq, the date of settlement for ADSs is on the second business day following the trade date (T+2). The Designated Dealer and/or the Alternate Designated Dealer can subsequently present ADRs evidencing such ADSs at the office of the depositary, and send an instruction to cancel such ADSs to the depositary. Upon payment of fees, expenses, taxes or charges and subject in all cases to the terms of the deposit agreement, the depositary will instruct its custodian to deliver the Class A ordinary shares underlying the cancelled ADSs to Designated Dealer’s and/or Alternate Designated Dealer’s CCASS participant stock accounts provided in the instruction, in all cases subject to there being a sufficient number of Class A ordinary shares on the Hong Kong Share register to facilitate a withdrawal from the ADS program directly into the CCASS system. If there is no delay, these Shares will be available the following morning Hong Kong time (T+2) at the earliest for settlement of Shares sold on or after T+2 by the Designated Dealer and/or the Alternate Designated Dealer on the Hong Kong Stock Exchange. While such transfer of Class A ordinary shares take place, the Designated Dealer and/or the Alternate Designated Dealer will utilize Class A ordinary shares borrowed under the Stock Borrowing Agreement for settlement of the sales made in Hong Kong. Alternatively, the Designated Dealer and/or Alternate Designated Dealer may purchase Class A ordinary shares from the Hong Kong market to replenish their Share inventory.

(c)
The Designated Dealer and/or Alternate Designated Dealer will enter into such bridging and liquidity arrangements (including the arbitrage activities) with a view to contributing towards the liquidity of our Class A ordinary shares in Hong Kong, and they intend for such bridging arrangements to constitute proprietary transactions.

Other than the Designated Dealer and the Alternate Designated Dealer, trading activities may be carried out by market participants who have access to our Class A ordinary shares. Also, other existing Shareholders who have converted their shareholdings into our Class A ordinary shares in Hong Kong upon the commencement of trading can also carry out trades in our Class A ordinary shares to facilitate the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange. Such activities will depend on the number of market participants (other than the Designated Dealer and the Alternate Designated Dealer) who elect to enter into such bridging and liquidity arrangements.
The bridging and liquidity arrangements being implemented in connection with the Listing are not equivalent to the price stabilization activities which may be undertaken in connection with an initial public offering.
It should be noted that each of the Designated Dealer and the Alternate Designated Dealer and any persons acting for it may, in connection with the proposed liquidity activities, maintain a long position in the Class A ordinary shares. There is no certainty regarding the extent, time or the period for which each of the Designated Dealer and the Alternate Designated Dealer and any persons acting for it may maintain such a long position in the Class A ordinary shares. The liquidation of any such long position by the Designated Dealer and the Alternate Designated Dealer or any persons acting for it may have an adverse impact on the market price of the Class A ordinary shares.

There are no restrictions on existing Shareholders to dispose of their Shares under Hong Kong laws. Under the Hong Kong Listing Rules, apart from the restrictions under Rules 9.09(b) (in which a waiver has been sought and obtained from the Hong Kong Stock Exchange), there are no other restrictions on existing Shareholders in relation to the disposal of Shares.
We will pay HSBC Securities Brokers (Asia) Limited US$500,000 for its appointment as the Designated Dealer.
In making sales of shares registered hereunder on the Hong Kong Stock Exchange to U.S. persons, as defined under Regulations S, or for the account or benefit of U.S. persons, the Designated Dealer and the Alternate Designated Dealer may be deemed to be underwriters within the meaning of the U.S. Securities Act.
Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.
We have agreed to provide indemnification and contribution to the Designated Dealer and the Alternate Designated Dealer against certain liabilities, including liabilities under the U.S. Securities Act.
The Designated Dealer and the Alternate Designated Dealer and their respective affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

TAXATION
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Financial Secretary of the Cayman Islands as to tax concessions under the Tax Concessions Act (As Revised). In accordance with the provision of Section 6 of the Tax Concessions Act (As Revised), the Financial Secretary has undertaken with our company:
•
that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our company or its operations; and

•
in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)
on or in respect of the shares, debentures or other obligations of our company; or

(ii)
by way of the withholding, in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from February 20, 2019.
People’s Republic of China Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with “de facto management body” within China is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. On April 22, 2009, the State Administration of Taxation of the PRC, or the SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.
We believe that Futu Holdings Limited is not a PRC resident enterprise for PRC tax purposes. Futu Holdings Limited is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Futu Holdings Limited meets all of the conditions above. Futu Holdings Limited is a company incorporated outside China. As a holding company, Futu Holdings Limited’s key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. In addition, we are not aware of any offshore holding companies with a similar corporate structure as ours ever having been deemed a PRC “resident enterprise” by the PRC tax authorities. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”
If the PRC tax authorities determine that Futu Holdings Limited is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Futu Holdings Limited would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that Futu Holdings Limited is treated as a PRC resident enterprise. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Operations in China — We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income” in our 2021 Form 20-F.
Hong Kong Taxation
Hong Kong profits tax is chargeable on every person, including corporations, carrying on a trade, profession or business in Hong Kong in respect of profits arising in or derived from Hong Kong from such trade, profession or business (excluding profits arising from the sale of capital assets). However, profits arising from the sale of capital assets are not subject to Hong Kong profit tax. Whether (i) an activity amounted to trade, profession or business; (ii) an asset is capital in nature or revenue in nature; and/or (iii) profits are arising in or derived from Hong Kong are questions of fact. Under the current Hong Kong Inland Revenue Ordinance, Hong Kong profits tax for a corporation from the year of assessment 2018/2019 onwards is generally 8.25% on assessable profits up to HK$2.0 million; and 16.5% on any part of assessable profits over HK$2.0 million.
In addition, if the transfer of a share is required to be registered in a share register in Hong Kong, or Hong Kong Share, stamp duty will be payable by the person(s) who effects any sale or purchase of such Hong Kong Share. The stamp duty in relation to transfer of Hong Kong Share is charged at the ad valorem rate of 0.13% of the consideration for, or (if greater) the value of, the shares transferred on each of the seller and purchaser. In other words, a total of 0.26% of the consideration for, or (if greater) the value of, the shares transferred is currently payable on a typical sale and purchase transaction of Hong Kong Share. In addition, the instrument of transfer (if required) will be subject to a flat rate of stamp duty of HK$5.00.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ADSs or our Class A ordinary shares by a U.S. Holder (as defined below) that holds the ADSs or our Class A ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address any state, local and non-U.S. tax considerations, such as estate or gift tax considerations, alternative minimum tax considerations, the potential application of the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, relating to the ownership or disposition of the ADSs or our Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
•
banks and other financial institutions;

•
insurance companies;

•
pension plans;

•
cooperatives;

•
regulated investment companies;

•
real estate investment trusts;

•
broker-dealers;

•
traders that elect to use a mark-to-market method of accounting;

•
certain former U.S. citizens or long-term residents;

•
tax-exempt entities (including private foundations);

•
individual retirement accounts or other tax-deferred accounts;

•
persons who acquire their ADSs or Class A ordinary shares pursuant to any employee share option or otherwise as compensation;

•
investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•
investors that have a functional currency other than the U.S. dollar;

•
persons that actually or constructively own 10% or more of the ADSs or our Class A ordinary shares (by vote or value);

•
persons required to accelerate the recognition of any item of gross income with respect to their ADSs or Class A ordinary shares as a result of such income being recognized on an applicable financial statement; or

•
partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or Class A ordinary shares through such entities;

all of whom may be subject to tax rules that differ significantly from those discussed below.
Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ADSs or our ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or our Class A ordinary shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs or our Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ADSs or our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the ADSs or our ordinary shares.

For U.S. federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.
Although the law in this regard is not entirely clear, we treat each VIE (and its subsidiaries) as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them, and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of each VIE (and its subsidiaries) for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.
Based upon our current and expected income and assets, we do not expect to be a PFIC for the current taxable year or the foreseeable future. The determination of whether we will be or become a PFIC will depend, in part, on the composition and classification of our income and assets. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets. If we determine not to deploy significant amounts of cash for active purposes or if it were determined that we do not own the stock of the VIEs for United States federal income tax purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is dependent upon the actual financial results for each year in question, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.
If we are a PFIC for any year during which a U.S. Holder holds the ADSs or our Class A ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the ADSs or our Class A ordinary shares.
The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we are not, will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”
Dividends
Any cash distributions paid on the ADSs or our Class A ordinary shares (including the amount of any PRC tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the ADSs or Class A our ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders will be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the ADSs or our Class A ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the U.S.-PRC income tax treaty, or the Treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. For this purpose, ADSs listed on the Nasdaq Stock Market will generally be considered to be readily tradable on an established securities market in the United States. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs or our Class A ordinary shares. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “— People’s Republic of China Taxation” above), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on Class A our ordinary shares, regardless of whether such shares are represented by the ADSs, and regardless of whether the ADSs are readily tradable on an established securities market in the United States, would be eligible for the reduced rate of taxation described in this paragraph.
For U.S. foreign tax credit purposes, dividends paid on the ADSs or our Class A ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on the ADSs or our Class A ordinary shares (see “— People’s Republic of China Taxation” above). Depending on the U.S. Holder’s particular facts and circumstances and subject to a number of complex conditions and limitations, PRC withholding taxes on dividends that are non-refundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and recent changes to the foreign tax credit rules that apply to foreign taxes paid or accrued in taxable years beginning after December 27, 2021 introduced additional requirements and limitations. Proposed regulations published on November 22, 2022, include further guidance relating to foreign tax credits. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or Class A ordinary shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long term if the ADSs or Class A ordinary shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to United States federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the Treaty. In such event, if PRC tax were to be imposed on any gain from the disposition of the ADSs or Class A ordinary shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as PRC source income. If a U.S. Holder is not eligible for the benefits of the Treaty or fails to make the election to treat any gain as foreign source, then such U.S. Holder might not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Class A ordinary shares. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or our ordinary shares, including the availability of the foreign tax credit under its particular circumstances.
Passive Foreign Investment Company Rules
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the ADSs or our Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or Class A ordinary shares), and (ii) any gain realized on the sale or other disposition of ADSs or Class A ordinary shares. Under the PFIC rules:
•
the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Class A ordinary shares;

•
the amount allocated to the taxable year of the distribution or gain and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

•
the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest income tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest charge on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs or our Class A ordinary shares and any of our subsidiaries, a VIE or any of the subsidiaries of such VIE is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries, the VIE or any of the subsidiaries of such VIE.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to the ADSs, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable United States Treasury regulations. The ADSs, but not our Class A ordinary shares, are traded on a qualified exchange or other market upon their listing on the Nasdaq Global Market. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard.
Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder who made a mark-to-market election with respect to the ADSs may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns the ADSs or our Class A ordinary shares during any taxable year that we are a PFIC, such U.S. Holder must generally file an annual IRS Form 8621 whether or not a mark-to-market election is or has been made. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the ADSs or our ordinary shares if we are or become a PFIC.

LEGAL MATTERS
We are being represented by Clifford Chance US LLP with respect to certain legal matters of United States federal securities law, New York state law. We are being represented by Clifford Chance with respect to certain legal matters as to Hong Kong law. The Designated Dealer is being represented by Latham & Watkins LLP with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law. The validity of the Class A ordinary shares registered hereby and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and CM Law Firm, and for the Designated Dealer by Haiwen & Partners. Clifford Chance may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices and CM Law Firm with respect to matters governed by PRC law. Latham & Watkins LLP may rely upon Haiwen & Partners with respect to matters governed by PRC law.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are also available over the internet at the SEC’s website at www.sec.gov. We also maintain a website at www.futuholdings.com, but information contained on, or linked from, our website is not incorporated by reference in this prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC, using a “shelf” registration process under the Securities Act, relating to the securities to be lent by the lending shareholders. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities the lending shareholders are lending. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or furnish to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Documents by Reference” in the accompanying prospectus for more information.
This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with or furnished to the SEC:
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our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 18, 2022 (File No. 001-38820), or the 2021 Form 20-F;

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our current report on Form 6-K furnished to the SEC at 6:58 A.M. (Eastern Time) on December 22, 2022 (File No. 001-38820), including Exhibit 99.1 titled “Futu Holdings Limited Supplemental and Updated Disclosures”, or the Supplemental 6-K;

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our current report on Form 6-K furnished to the SEC at 6:55 A.M. (Eastern Time) on December 22, 2022 (File No. 001-38820), including Exhibit 99.1 titled “Unaudited interim condensed consolidated financial statements of Futu Holdings Limited as of and for the six months ended June 30, 2022” and Exhibit 99.2 titled “Unaudited interim condensed consolidated financial statements of Futu Holdings Limited as of and for the nine months ended September 30, 2022”;

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the description of the securities contained in our registration statement on Form 8-A filed on February 26, 2019, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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with respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

You may obtain copies of any of these filings by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Futu Holdings Limited
11/F, Bangkok Bank Building
No. 18 Bonham Strand W, Sheung Wan
Hong Kong S.A.R., People’s Republic of China
+852 2523-3588
Attention: Investor Relations Department
The information contained on our website is not a part of this prospectus supplement.

PROSPECTUS
Futu Holdings Limited
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, selling shareholders named in a prospectus supplement may offer to resell our Class A ordinary shares or ADSs held by them. We will not receive any proceeds from the resale of our Class A ordinary shares or ADSs by the selling shareholders.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 31 of this prospectus.
The ADSs are listed on the Nasdaq Stock Market under the symbol “FUTU.” On August 14, 2020, the closing price of the ADSs on the Nasdaq Global Market was US$33.23 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the risks included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 17, 2020

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” refers to American depositary shares, each of which represents eight Class A ordinary shares;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

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“Futu,” “we,” “us,” “our company” and “our” are to Futu Holdings Limited, our Cayman Islands holding company and its subsidiaries, its consolidated affiliated entities;

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“shares” or “ordinary shares” refers to our Class A and Class B ordinary shares, par value US$0.00001 per share; and

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“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:
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our mission, goals and strategies;

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our future business development, financial condition and results of operations;

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the trends in, expected growth and the market size of the online and mobile trading and other financial services industry in China, Hong Kong and globally;

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expected changes in our revenues, costs or expenditures;

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our expectations regarding demand for and market acceptance of our products and services;

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our expectations regarding our relationships with users, clients and third-party business partners;

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competition in our industry;

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our proposed use of proceeds;

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the impact of the COVID-19 pandemic;

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relevant government policies and regulations relating to our industry; and

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general economic, business and socio-political conditions in China, Hong Kong, the United States and other markets we have businesses.

The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.
CORPORATE INFORMATION
Our principal executive offices are located at 11/F, Bangkok Bank Building, No. 18 Bonham Strand W, Sheung Wan, Hong Kong S.A.R., People’s Republic of China. Our telephone number at this address is  +852 2523-3588. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://ir.futuholdings.com/. The information contained on our website is not a part of this prospectus.
RISK FACTORS
Please see the factors set forth under “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s). We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company with limited liability and our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Law (as amended) of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$500,000 divided into 50,000,000,000 shares, comprising of (i) 48,700,000,000 Class A ordinary shares of a par value of US$0.00001 each, (ii) 800,000,000 Class B ordinary shares of a par value of US$0.00001 each, and (iii) 500,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with our fourth amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”).
The following are summaries of material provisions of our Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares.
Objects of Our Company.   Under our Memorandum and Articles of Association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Class B ordinary shares may be converted into the same number of Class A ordinary shares by the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any non-affiliate of such holder, each of such Class B ordinary shares will be automatically and immediately converted into one Class A ordinary share.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our Memorandum and Articles of Association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to twenty (20) votes on all matters subject to the vote at general meetings of our company. At any general meeting a resolution put to the vote at the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of such meeting or any one shareholder present in person or by proxy.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares which are cast at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the issued and outstanding ordinary shares which are cast at the meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our Memorandum and Articles of Association. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board or a majority of our board of directors. Advance notice of at least ten (10) calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholders present or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.
The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of one or more shareholders holding shares which carry in aggregate not less than one-third of the total number of votes attaching to all outstanding and issued shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Board of Directors.   Unless otherwise determined by us in a general meeting, the number of directors shall not be less than three (3) directors, the exact number of directors to be determined from time to time by the board of directors. We may appoint any person to be a director by ordinary resolution, and the board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the existing board.
Notwithstanding anything in the Memorandum and Articles of Association, for as long as the Tencent Investors (as defined in the Memorandum and Articles of Association) together hold at least 91,671,323 shares of the Company (as may be adjusted by share splits, recapitalization, reorganization, consolidation or other similar transaction), the Tencent Investors shall have the right to appoint one (1) director to the board (“Tencent Director”) by sending a joint notice to the registered office of the Company. The Tencent Director may only be removed as directed or approved by both Tencent Investors, and any vacancies created by the resignation, removal or death of the Tencent Director shall be filled pursuant to the term described above. The term of the Tencent Director shall automatically end once the Tencent Investors together hold less than 91,671,323 shares of the Company (as may be adjusted by share splits, recapitalization, reorganization, consolidation or other similar transaction).
Transfer of Ordinary Shares.   Subject to the restrictions set out in our Memorandum and Articles of Association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in writing and in any usual or common form approved by our board, and shall be executed by or on behalf of the transferor, and if in respect of any nil or partly paid up share or if so required by our directors, shall also be executed by or on behalf of by the transferee.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as the Nasdaq Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of the Nasdaq Global Market, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors, or by a special resolution of our shareholders. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Law, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.
Issuance of Additional Shares.   Our Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Item 10. Additional Information — H. Document on Display” in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated in this prospectus by reference.
Anti-Takeover Provisions.   Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Registered Office and Objects
Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Law or any other law of the Cayman Islands.
Differences in Corporate Law
The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Law. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Law also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association.   Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our post-offering memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provides that, on the requisition of shareholders holding shares representing in aggregate not less than one-third (1∕3) of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit of such requisition carry the right to vote at general meetings of the Company, the board shall convene an extraordinary general meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Appointment of Directors.   We may appoint any person to be a director by ordinary resolution, and the board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the existing board.
Notwithstanding anything in our Memorandum and Articles of Association, for as long as the Tencent Investors (as defined in our Memorandum and Articles of Association) together hold at least 91,671,323 shares of the Company (as may be adjusted by share splits, recapitalization, reorganization, consolidation or other similar transaction), the Tencent Investors shall have the right to appoint one (1) director to the board (“Tencent Director”) by sending a joint notice to the Company’s registered office of the Company. The Tencent Director may only be removed as directed or approved by both Tencent Investors, and any vacancies created by the resignation, removal or death of the Tencent Director shall be filled pursuant to the term described above. The term of the Tencent Director shall automatically end once the Tencent Investors together hold less than 91,671,323 shares of the Company (as may be adjusted by share splits, recapitalization, reorganization, consolidation or other similar transaction).
Each director whose term of office expires shall be eligible for re-election at a meeting of the Company’s shareholders or re-appointment by the board of directors.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors not appointed by the Tencent Investors may be removed by ordinary resolution of our shareholders.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company, for a proper purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution;Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, we may only materially adversely vary the rights attached to any class of shares (subject to any rights or restrictions for the time being attached to any class of share) with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Law and our Memorandum and Articles of Association, our Memorandum and Articles of Association may only be amended by special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association that require our company to disclose shareholder ownership above any particular ownership threshold.
Directors’ Power to Issue Shares.   Under our Memorandum and Articles of Association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Ordinary Shares
On March 12, 2019, we completed our initial public offering of 7,500,000 American depositary shares, each representing eight Class A ordinary share, at a public offering price of US$12.00 per ADS. Concurrently with our initial public offering, we issued 46,666,666 Class A ordinary shares to General Atlantic Singapore FT Pte. Ltd., a non-U.S. and non-affiliated entity (the “Concurrent Private Placement”) at the public offering price.
Option Grants
We have granted options to purchase our ordinary shares to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers” in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated in this prospectus by reference.
Shareholders Agreement and Registration Rights
We entered into a second amended and restated shareholders agreement on May 22, 2017 with our then-existing shareholders. The shareholders agreement terminated upon the consummation of our initial public offering other than provisions with respect to registration rights granted to our then-existing shareholders. We have also entered into a subscription agreement with General Atlantic Singapore FT Pte. Ltd. in connection with the Concurrent Private Placement, pursuant to which we have granted the investor registration rights on terms and conditions equivalent to and on a pari passu basis as the shareholders entitled to registration rights under the shareholders agreement. A description of the registration rights granted under the shareholders agreement and the subscription agreement is set forth below.
Demand Registration Rights
Registration other than on Form F-3 or Form S-3.   At any time or from time to time after the date that is six (6) months after the closing of our initial public filing, holder(s) holding ten percent (10%) or more of the voting power of the then outstanding registrable securities held by all holders may request in writing that we effect a registration of the registrable securities (as defined in the shareholders agreement). Upon receipt of such a request, we shall promptly give written notice of the proposed registration to all other holders and as soon as practicable, use its best efforts to cause the registrable securities specified in the request, together with any registrable securities of any holder who requests in writing to join such registration within fifteen (15) business days after our delivery of written notice, to be registered and/or qualified for sale and distribution in such jurisdiction as the initiating holders may request. We shall be obligated to effect no more than three (3) registrations that have been declared and ordered effective; provided that if the sale of all of the registrable securities sought to be included is not consummated, such registration shall not be deemed to constitute one of the registration rights.
Registration on Form F-3 or Form S-3.   If we qualify for registration on Form F-3 or Form S-3 (or any comparable form for registration in a jurisdiction other than the United States), holder(s) holding ten percent (10%) or more of the voting power of the then outstanding registrable securities held by all holders has the right to request us to file, in any jurisdiction in which we have had a registered underwritten public offering, a registration statement on Form F-3 or Form S-3 (or any comparable form for registration in a jurisdiction other than the United States). Upon receipt of such a request, we shall (i) promptly give written notice of the proposed registration to all other holders and (ii) as soon as practicable, use its best efforts to cause the registrable securities specified in the request, together with any registrable securities of any holder who requests in writing to join such registration within fifteen (15) business days after our delivery of written notice, to be registered and qualified for sale and distribution in such jurisdiction.
Piggyback Registration Rights
If we propose to register any of our securities for a public offering of such securities, or for the account of any holder (other than a holder) of equity securities any of such holder’s equity securities (except for exempt registration), we shall promptly give each holder written notice of such registration and, upon the written request of any holder given within fifteen (15) business days after delivery of such notice, we shall use our best efforts to include in such registration any registrable securities thereby requested to be registered by such holder. If a holder decides not to include all or any of its registrable securities in such registration, such holder will continue to have the right to include any registrable securities in any subsequent registration statement as may be filed by us, subject to certain limitations.
Expenses of Registration
We will pay all expenses, other than the underwriting discounts and selling commissions applicable to the sale of registrable securities pursuant to the registration rights (which will be borne by the holders requesting registration on a pro rata basis in proportion to their respective numbers of registrable securities sold in such registration), incurred in connection with registrations, filings or qualifications pursuant to the registration rights, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees charged by depository banks, transfer agents, and share registrars, fees and disbursements of counsel for us and reasonable fees and disbursement of one counsel for all selling holders. However, we are not obligated to pay any expenses of any registration proceeding if the registration request is subsequently withdrawn at the request of the holders holding at least a majority of the voting power of the registrable securities requested to be registered by all the holder in such registration (in which case all participating holders will bear such expenses pro rata based upon the number of registrable securities that were to be thereby registered in the withdrawn registration).

Termination of Obligations
The registration rights set forth above will terminate on the earlier of (i) the date that is five (5) years from the date of closing of our initial public offering and (ii) with respect to any holder, the date on which such holder may sell all of such holder’s registrable securities under Rule 144 of the Securities Act in any ninety (90)-day period.
DESCRIPTION OF AMERICAN DEPOSITARY SHARES
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADSs will represent a right to receive eight Class A ordinary shares deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited Class A ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and the Bank of New York Mellon’s principal executive office are located at 240 Greenwich Street, New York, NY 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The laws of the Cayman Islands govern shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly holding or beneficially owning ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in “Where You Can Find Additional Information.”
Dividends and Other Distributions
How will you receive dividends and other distributions on the Class A ordinary shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent.
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Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the Class A ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
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Class A Ordinary Shares.   The depositary may distribute additional ADSs representing any Class A ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Class A ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A ordinary shares. The depositary may sell a portion of the distributed Class A ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

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Rights to purchase additional Class A ordinary shares.   If we offer holders of our securities any rights to subscribe for additional Class A ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Class A ordinary shares, new ADSs representing the new Class A ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

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Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, Class A ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, Class A ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited Class A ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the Class A ordinary shares. However, you may not know about the meeting in advance enough to withdraw the Class A ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the Class A ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.
Persons depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of Class A ordinary shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$0.05 (or less) per ADS	• Any cash distribution to ADS holders

Persons depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
A fee equivalent to the fee that would be payable if securities distributed to you had been Class A ordinary shares and the Class A ordinary shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of Class A ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw Class A ordinary shares
Expenses of the depositary	• Cable and facsimile transmissions (when expressly provided in the deposit agreement)
• Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or Class A ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	• As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
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90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from a securities exchange on which they were listed and do not list the ADSs on another securities exchange;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement, or for any;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system.

The depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of Class A ordinary shares, the depositary may require:

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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Class A Ordinary Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying Class A ordinary shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our Class A ordinary shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the

ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable case law. No provision of the deposit agreement is intended to be deemed a waiver by any holder or beneficial owner of ADSs of the company’s or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Arbitration Provision
The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the Rules of the American Arbitration Association, including any U.S. federal securities law claim. However, a claimant could also elect not to submit its claim to arbitration and instead bring its claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit any claim to arbitration.
ENFORCEABILITY OF CIVIL LIABILITIES
Cayman Islands
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.
Substantially all of our assets are located outside the United States. In addition, most of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor (a liability to pay a liquidated sum for which the judgment has been given), (iii) is final, (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.
PRC
CM Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
CM Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.
In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.
Judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, subject to certain conditions, including but not limited to when the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties or similar charges, the judgment is final and conclusive and has not been stayed or satisfied in full, the proceedings in which the judgment was obtained were not contrary to natural justice and the enforcement of the judgment is not contrary to public policy of Hong Kong, Hong Kong courts may accept such judgment obtained from a United States court as a debt due under the rules of common law enforcement. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.
TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.
SELLING SHAREHOLDERS
Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell our Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares or ADSs to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares or ADSs in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer to resell Class A ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.
PLAN OF DISTRIBUTION
We and/or the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any offering price to the public;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents
We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Delayed delivery contracts
If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market making, stabilization and other transactions
Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative transactions and hedging
We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic auctions
We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares represented by the ADSs will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to Hong Kong law will be passed upon for us by Clifford Chance. Certain legal matters as to PRC law will be passed upon for us by CM Law Firm and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and CM Law Firm with respect to matters governed by PRC law.
EXPERTS
The financial statements incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The office of PricewaterhouseCoopers Zhong Tian LLP is located at 34/F, Tower A, Kingkey100, 5016 Shennan East Road, Luohu District, Shenzhen, Guangdong Province 518000, the People’s Republic of China.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website http://ir.futuholdings.com/. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed on April 27, 2020;

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our current report on Form 6-K furnished with the SEC on August 17, 2020;

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the description of the securities contained in our registration statement on Form 8-A filed on February 26, 2019 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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with respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed on April 27, 2020 contains a description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Futu Holdings Limited
11/F, Bangkok Bank Building
No. 18 Bonham Strand W, Sheung Wan
Hong Kong S.A.R., People’s Republic of China
+852 2523-3588
Attention: Investor Relations Department
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.